    As filed with the Securities and Exchange Commission on August 4, 2000

                                                Registration No. 333-39816
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                                _______________

                              AMENDMENT NO. 1 TO
                                   FORM S-1
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                                _______________

                               CYTRX CORPORATION
            (Exact name of registrant as specified in its charter)

               Delaware                            325410                      58-1642740
  (State or other jurisdiction of       (Primary Standard Industrial        (I.R.S. employer
  Incorporation or organization)        Classification Code Number)        Identification number)

                            154 TECHNOLOGY PARKWAY
                            NORCROSS, GEORGIA 30092
                                (770) 368-9500
  (Address, Including Zip Code, and Telephone Number, Including Area Code, of
                   Registrant's Principal Executive Offices)

                    ________________________________________


                                JACK J. LUCHESE
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                               CYTRX CORPORATION
                            154 TECHNOLOGY PARKWAY
                            NORCROSS, GEORGIA 30092
                                 (770)368-9500
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                             of Agent for Service)

     THE COMMISSION IS REQUESTED TO SEND COPIES OF ALL COMMUNICATIONS TO:

     W. THOMAS CARTER III, ESQ.                     MARK W. REYNOLDS
         ALSTON & BIRD LLP                      VICE PRESIDENT, FINANCE
        ONE ATLANTIC CENTER                        CYTRX CORPORATION
     1201 WEST PEACHTREE STREET                  154 TECHNOLOGY PARKWAY
     ATLANTA, GEORGIA 30309-3424                 NORCROSS, GEORGIA 30092
          (404) 881-7000                              (770) 368-9500

                                _______________

  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: As soon as practicable after the effective date of this Registration Statement.

  If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

  If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_] ___________________

  If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [_] ___________________

  If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [_] ___________________

  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]
                                _______________

                        CALCULATION OF REGISTRATION FEE

  Title of each                                                      Proposed
    class of                                  Proposed               maximum
securities to be      Amount to be        maximum offering       aggregate offering        Amount of
  registered           registered          price per share            price             Registration Fee
-------------------------------------------------------------------------------------------------------------
Common Stock,
$.001 par value         Up to
  per share           6,010,244(1)                (2)              $5,000,000.00(3)           $1,320.00
-------------------------------------------------------------------------------------------------------------
Common Stock,
$.001 par value
  per share             150,000(4)               $2.25               $337,500.00                 $90.00
-------------------------------------------------------------------------------------------------------------
Common Stock,
$.001 par value
  per share             101,803(5)               $3.438              $349,999.00                 $93.00
-------------------------------------------------------------------------------------------------------------
Total                                                              $5,687,499.00              $1,503.00*
=============================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o). The shares of common stock issued will vary based on the purchase price per share.

(2) The price per common share will vary based on the daily volume weighted average price of our common stock during the valuation periods provided in the private equity line of credit agreement described in the registration statement. The purchase price will be equal to 90% of the average of the nine lowest daily volume weighted average prices during the valuation period. The agreement allows for us, under certain circumstances, to sell shares to Majorlink Holdings Limited over a period of 30 months from the effective date of this registration statement.

(3) This represents the maximum purchase price that Majorlink Holdings Limited may pay to us under the private equity line of credit agreement. The maximum net proceeds we can receive is $5,000,000 less a 7% placement fee payable to our placement agent, Ladenburg Thalman & Co. Inc. and $750 in escrow fees and expenses per drawdown.

(4) This represents shares issuable upon the exercise of a warrant issued to Majorlink Holdings Limited under the private equity line of credit agreement. The exercise price of this warrant is $2.25 and the proposed maximum offering price per share has been calculated pursuant to Rule 457(g). The warrants may be exercised until April 28, 2003.

(5) This represents shares issuable upon the exercise of a warrant issued to Ladenburg Thalmann & Co. Inc. as a placement fee. The exercise price of this warrant is $3.438 and the proposed maximum offering price per share has been calculated pursuant to Rule 457(g). The warrants may be exercised until April 28, 2003.

  *  Registration fee previously paid.

                           _________________________

  The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

================================================================================

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell securities, and we are not soliciting offers to buy these securities, in any state where the offer or sale is not permitted.
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

             SUBJECT TO COMPLETION, DATED [               ], 2000

PROSPECTUS

                               CYTRX CORPORATION
                           Up to 6,010,244 Shares of
                                 Common Stock


     All of the shares of common stock being sold are offered by selling stockholders. The selling stockholders may sell up to the number of shares being registered.

     Our common stock is listed on The Nasdaq National Market under the symbol "CYTR." The last reported sales price for our common stock on The Nasdaq National Market on July 31, 2000 was $0.969 per share.

     Majorlink Holdings Limited is an "underwriter" within the meaning of the Securities Act of 1933 in connection with its sales.

                            ______________________

                 Investing in our common stock involves risks.
                    See "Risk Factors" beginning on page 3.

                            ______________________


     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the common stock or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                            ______________________


                The date of this Prospectus is [        ], 2000

                               TABLE OF CONTENTS

                                                                           Page
                                                                           ----
Prospectus Summary.....................................................       2
The Offering...........................................................       3
Risk Factors...........................................................       3
Use of Proceeds........................................................       7
Dividend Policy........................................................       7
Capitalization.........................................................       8
Price Range of Common Stock............................................       9
Selected Consolidated Financial Data...................................      10
Management's Discussion and Analysis of Financial Condition and
   Results of Operations...............................................      11
Business...............................................................      14
Management.............................................................      21
Principal Stockholders.................................................      28
Description of Capital Stock...........................................      29
Private Equity Line of Credit Agreement................................      31
Selling Stockholders...................................................      34
Plan of Distribution...................................................      35
Legal Matters..........................................................      37
Experts................................................................      37
Additional Information.................................................      38

                            ______________________

                                    SUMMARY

     This summary highlights information contained elsewhere in this prospectus. You should read the entire prospectus, including "Risk Factors" and the financial statements and related notes, carefully before making an investment decision.


                               CYTRX CORPORATION

     We were founded in 1985 and we are engaged in the development and commercialization of pharmaceutical products. Our current research and development focus is on disorders affecting the vascular system, specifically those conditions caused by a blockage in the vascular system, commonly referred to as vascular-occlusive disorders. Our principal executive offices are located at 154 Technology Parkway, Norcross, Georgia 30092, telephone number: (770) 368-9500. References in this registration statement to "we" or "us" or "our" include CytRx and each of our subsidiaries.

                                 THE OFFERING

     We signed a private equity line of credit agreement with Majorlink Holdings Limited dated April 26, 2000, for the future issuance and purchase of shares of our common stock. The private equity line of credit agreement establishes what is sometimes termed an equity line of credit or an equity drawdown facility. In general, the drawdown facility operates like this: the investor, Majorlink Holdings Limited, has committed up to $5 million to purchase shares of our common stock over a thirty (30) month period. Majorlink's obligation to purchase the shares of our common stock is subject to the satisfaction of the conditions included in "Necessary Conditions Before Majorlink will Purchase our Shares" on page 33 of this prospectus. Once every sixteen (16) trading days, we may request a draw of up to $5 million, subject to a formula based on a percentage of the weighted average common stock price for the three (3) months prior to the request multiplied by the total trading volume for the same three (3) month period. At the end of a ten (10) day trading period following the drawdown request, we will calculate the number of shares we will issue to Majorlink in return for the money requested, based on the formula in the private equity line of credit agreement.


     Majorlink will receive a ten percent (10%) discount to the average of the nine (9) lowest daily volume weighted average prices of our common stock over the fifteen (15) trading days beginning nine (9) trading days before the drawdown request and ending five (5) trading days after the drawdown request. We will receive the amount of the drawdown less an escrow agent fee of $750 and a seven percent (7%) cash placement fee payable to the placement agent, Ladenburg Thalmann & Co., Inc., which introduced Majorlink to us. Ladenburg Thalmann is not obligated to purchase any of our shares, but as an additional placement fee, we have issued to Ladenburg Thalmann warrants to purchase 101,803 shares of our common stock at an exercise price of $3.438. We also issued to Majorlink warrants to purchase 150,000 shares of our common stock at an exercise price of $2.25, in lieu of a minimum drawdown commitment. The common stock issuable upon exercise of those warrants is included in the registration statement of which this prospectus is a part.


                                  RISK FACTORS

     You should carefully consider the following risks before deciding to purchase shares of our common stock. If any of the following risks actually occur, the trading price of our common stock could decline, and you could lose all or part of your investment. You should also refer to the other information in this prospectus and the information incorporated into this registration statement by reference, including our financial statements and the related notes.

We May Not Be Able to Obtain Adequate Funds to Continue Product Testing and Research and Development, Which Will Severely Reduce or Terminate Our Operations and Could Negatively Impact Our Future Profitability and Growth

     On March 31, 2000, we had approximately $3.2 million in cash and cash equivalents and working capital of $1.7 million.

     Our products are governed by extensive U.S. regulation and foreign regulation in other countries where we test and intend to market our current and future products. Approval of a product can take several years and requires substantial capital resources. We do not currently have adequate funds to conduct the required testing and data collection necessary for the FDA to approve FLOCOR or any of our other products. As a result, we must either severely reduce or terminate testing and research and development activities, or obtain additional financing from third parties to fund the required testing.

     If we elect to attempt to obtain additional financing, we may be unable to obtain funds from any third party on terms that we believe are acceptable. Our inability to obtain additional financing would require us to severely reduce or terminate testing and research and development activities and could result in the termination of our operations.

     We do not currently have enough funds to complete the required testing and data collections necessary to obtain regulatory approval of FLOCOR or any of our other products currently under development or to manufacture, market, and distribute any products that may obtain FDA approval. Our need for capital has greatly increased due to additional FDA-required testing of FLOCOR. Delays in regulatory approval will cause substantial unanticipated costs.

     We need to raise additional funds through equity or debt financing, or a combination of both. We may be unable to obtain any financing or financing on acceptable terms. Any financing may be on terms that dilute our stockholders.
A lack of financing would require us to severely reduce or terminate testing and research and development activities and could result in the termination of our operations.

We Have No Significant Source of Revenue From Our Operations and If We Are Unable to Generate Revenues From Our Operations We May Have to Depend on Third Parties to Raise Funds

     We currently have no significant source of operating revenue. Our total revenues for 1999 were approximately $1.4 million. Approximately 77% of our 1999 revenues, or $1,069,000, came from non-operating sources such as interest income, grants from government agencies and subleases. Approximately 23% of our 1999 revenues, or $323,000, came from selling our services (Spectrum Recruitment Research).

     If the FDA does not approve, for commercial sale, FLOCOR or one of our other products, we may not be able to generate significant revenues for an extended period of time. Lack of revenues adequate to satisfy our operating needs will cause us to depend on equity or debt financing, or a combination of both.

     Because the maximum amount of any draw down request is subject to a formula based on a percentage of the weighted average common stock price for the three
(3) months prior to the request multiplied by the total trading volume for the same three (3) month period, a decline in the trading volume or price of our common stock may reduce the amount we can draw down under the private equity line of credit agreement. In addition, business and economic conditions may not make it feasible to draw down under the private equity line of credit agreement at every opportunity, and drawdowns are available only every 16 trading days. We may need to raise additional capital to fund more rapid expansion, to develop new and enhance existing services to respond to competitive pressures, and to acquire complementary businesses or technologies. Majorlink may also decline to purchase shares under a draw request under the private equity line of credit agreement if the conditions included in "Necessary Conditions Before Majorlink will Purchase our Shares" are not met.

     Our placement agreement with Ladenburg Thalman Co. Inc. restricts us from raising investment capital during the term of the placement agreement except through Ladenburg. If we need capital but are unable to drawdown under the private equity line of credit agreement for any reason, we will need to separately negotiate with Ladenburg and Majorlink to lift those restrictions so we can obtain the capital from other sources.

     We may not be able to obtain additional financing on terms favorable to us, if at all. If adequate funds are not available or are not available on terms favorable to us, we may not be able to effectively execute our business plan.

We Have Operated at a Loss For Over Five Years and Will Likely Continue to Operate at a Loss For Some Time

     We incurred significant net losses for each of the last five years. Since our inception, we have primarily conducted research and development of our products. The costs of our research and development and our lack of operating revenues has resulted in our net losses.

     We will probably incur losses until one or more of our products is approved by the FDA and that product has achieved significant sales volume. The activities required for the FDA review process of a new pharmaceutical are extremely costly and usually take several years. We may never obtain FDA approval of any of our products currently under development.

The Nasdaq National Market May Delist Our Common Stock and If We Are Delisted There May Not Be an Active Trading Market for Our Common Stock

     On March 14, 2000 we received correspondence from Nasdaq regarding our failure to satisfy (by December 31, 1999) the "net tangible assets" criteria to remain listed on the Nasdaq National Market System. This criteria requires that we maintain a minimum of $4 million of "net tangible assets" (defined as Total Assets minus Total Liabilities minus Goodwill minus Redeemable Securities). Nasdaq provided us with ten business days to respond with our plan to comply with such criteria. We responded on March 28, and on April 14 Nasdaq notified us that they had accepted our plan and allowed us to maintain our listing on the Nasdaq National Market.

     Our ability to remain listed on the Nasdaq National Market will depend on our ability to maintain at least $4 million in net tangible assets as well as other criteria defined by Nasdaq. If we are unable to continue to satisfy these criteria, Nasdaq may begin procedures to remove our common stock from the Nasdaq National Market. If we are delisted from the Nasdaq National Market, an active trading market for our common stock may no longer exist.

We May Be Unable to Successfully Develop or Commercialize Our Products, Which Would Severely Reduce or Terminate Our Operations

     Our continued operations substantially depend on our ability to successfully develop and commercialize our products.

     In a Phase III clinical study, a drug is tested in a large patient population to provide a thorough understanding of the drug's effectiveness, benefits and the range of possible side effects. A Phase III study must be successfully completed before a company can request FDA approval for marketing the drug.

     In December 1999, we reported results from our Phase III clinical study of FLOCOR for treatment of sickle cell disease patients experiencing an acute vaso-occlusive crisis (a blockage of blood flow caused by deformed, or "sickled" red blood cells). Overall, the study did not achieve the statistical target for its primary objective, which was to decrease the length of vaso-occlusive crisis for the study population as a whole. To collect adequate information for FDA approval, we will need to conduct additional clinical studies, which we will not begin unless we are able to raise additional funds.

     Even if we are able to obtain FDA approval of one or more of our products, we may not have adequate financial or other resources, or expertise to commercialize, market and distribute those products successfully. If we do not have adequate resources or the expertise to commercialize our products successfully, we may rely on third parties to provide financial or other resources to help us commercialize those products or we may have such third parties market and distribute our products for us. In order to enter into any such arrangements with a third party, we may have to give up some or all of our rights to some of our products. We may be unable to find a third party willing to provide us with resources or to market and distribute our products. Even if we find a willing third party, we may not be able to reach an agreement on terms that we believe are acceptable.

We Depend on a Limited Number of Suppliers For an Adequate Supply of Materials, Which May Negatively Affect Our Ability to Manufacture Our Products

     We require three suppliers of materials or services to manufacture FLOCOR. These consist of a supplier of poloxamer 188, which is the raw material used to manufacture FLOCOR (the raw drug substance), a manufacturer who can refine the raw drug substance to our specifications (the purified drug substance), and a manufacturer who can mix the purified drug substance with other inactive ingredients in a sterile environment to produce the final dosage form of FLOCOR. Our inability to maintain relationships with those suppliers could result in lengthy delays in the FDA and other regulatory agencies approval processes, causing us to incur substantial unanticipated costs or our inability to produce, market and distribute our product.

     We have not entered into an agreement with any supplier for the raw drug substance because we believe that it is widely available. In August 1999, we entered into a long-term commercial supply contract with Organichem Corp. of Rensselaer, New York to obtain the purified drug substance. We have also entered into an agreement with the Hospital Products Division of Abbott Laboratories for the manufacture of our finished drug product. If we are unable to maintain those relationships on terms acceptable to us or to replace such suppliers if they fail to adequately perform, we will experience delays in clinical trials or commercialization of our products.

We May Incur Substantial Costs and Liability From Product Liability Claims

     If any of our products are alleged defective, they may expose us to claims for personal injury. Even if the commercialization of one or more of our products is approved by the FDA, users may claim that such product caused unintended adverse effects. We currently carry product liability insurance covering the use of our products in human clinical trials and may extend that coverage to third parties who collaborate with us on the development of our products. However, if someone asserts a claim against us and the amount of such claim exceeds our policy limits or is not covered by our policy, such successful claim may exceed our financial resources and cause us to discontinue operations. Even if claims asserted against us are unsuccessful, they may divert management's attention from our operations and we may have to incur substantial costs to defend such claims.

We May Experience Volatility in Our Stock Price, Which May Negatively Impact Your Investment

     The market price of our common stock has experienced significant volatility in the past and may continue to experience significant volatility from time to time. Our stock price has ranged from $0.75 to $13.50 over the past five years. Factors such as the following may affect such volatility:

 .  our quarterly operating results;

 . announcements of regulatory developments or technological innovations by us or our competitors;

 .  government regulation of drug pricing;

 .  developments in patent or other technology ownership rights; and

 .  public concern regarding the safety of our products.

     Other factors which may affect our stock price are general changes in the economy, financial markets or the pharmaceutical or biotechnology industries.

     We will have broad discretion in the use of the proceeds from the sale of our common stock under the private equity line of credit agreement, and any failure to apply the proceeds effectively could negatively affect our business prospects.

     We expect to use the net proceeds from the draw downs under the private equity line of credit agreement with Majorlink Holdings for general corporate purposes. We will have significant flexibility in applying the net proceeds. You will not have the opportunity to evaluate the economic, financial or other information on which we base our decisions on how to use the net proceeds. If we fail to apply the net proceeds effectively, our business could be negatively affected.

You will experience dilution if we raise additional funds by issuing shares of our common stock under the Private Equity Line of Credit Agreement.

     We may raise funds by issuing shares of our common stock under the private equity line of credit agreement. According to the private equity line of credit agreement, any shares of our common stock we sell to Majorlink, the investor, will be at 90% of the average market price over the nine lowest days of a fifteen-day valuation period. This discount to Majorlink will dilute your ownership of our common stock and our stock price may be adversely effected.

Our Anti-Takeover Provisions May Limit Stockholder Value

     We have a shareholder rights plan and provisions in our bylaws that may discourage or prevent a person or group from acquiring us without our board of directors' approval. The intent of the shareholder rights plan and our bylaw provisions is to protect our shareholders' interests by encouraging anyone seeking control of our Company to negotiate with our Board of Directors.

     We have a classified board of directors, which requires that at least two stockholder meetings, instead of one, will be required to effect a change in the majority control of our board of directors. This provision applies to every election of directors, not just an election occurring after a change in control. The classification of our board increases the amount of time it takes to change majority control of our board of directors and may cause our potential purchasers to lose interest in the potential purchase of us, regardless of whether our purchase would be beneficial to us and our stockholders.

     Our bylaws provide that directors may only be removed for cause by the affirmative vote of the holders of at least a majority of the outstanding shares of our capital stock then entitled to vote at an election of directors. This provision prevents stockholders from removing any incumbent director without cause.

     Our bylaws also provide that a stockholder must give us at least 120 days notice of a proposal or director nomination that such stockholder desires to present at any annual meeting or special meeting of stockholders. Such provision prevents a stockholder from making a proposal or director nomination at a stockholder meeting without us having advance notice of that proposal or director nomination. This could make a change in control more difficult by providing our directors with more time to prepare an opposition to a proposed change in control.

                                   DILUTION

     The issuance of further shares and the eligibility of issued shares for resale will dilute our common stock and may lower the price of our common stock. If you invest in our common stock, your interest will be diluted to the extent of the difference between the price per share you pay for the common stock and the pro forma as adjusted net tangible book value per share of our common stock at the time of sale. We calculate net tangible book value per share by calculating the total assets less intangible assets and total liabilities, and dividing it by the number of outstanding shares of common stock.

     The net tangible book value of our common stock at March 31, 2000 was $4,401,000, or approximately $0.46 per share. Assuming that -

  - we issued on March 31, 2000 a total of 5,224,660 shares to Majorlink under the private equity line of credit agreement at $0.96 per share, which is 90% of the closing price of our common stock on July 21, 2000 and reflects Majorlink's 10% discount, and

  - on March 31, 2000, you purchased shares under this prospectus for $1.06, which is the closing price for our common stock on July 21, 2000,

our pro forma net tangible book value as of March 31, 2000 would have been $8,951,000, or $0.60 per share. This would represent an immediate increase in the pro forma net tangible book value of $0.15 per share to existing shareholders on March 31, 2000 and would represent immediate dilution to you of approximately $0.46 per share. The actual dilution to you may be greater or less than in this example, depending on the actual price you pay for shares and the actual prices at which we issue shares to Majorlink under the private equity line of credit agreement.


Forward-Looking Statements
--------------------------

     This registration statement and other statements issued or made from time to time by us or our representatives contain statements which may constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended (the "1933 Act"), and Section 21E of the Securities Exchange Act of 1934 (the "Exchange Act"), as amended. Those statements include statements regarding our intent, belief or current expectations and those of members of our management team, as well as the assumptions on which such statements are based. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. We undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time.

                                USE OF PROCEEDS

     We will not receive any of the proceeds from the sale of shares by Majorlink Holdings Limited that it has obtained under the private equity line of credit agreement described in this prospectus. However, we will receive the sale price, less an escrow agent fee of $750 and a seven percent (7%) cash placement fee, of any common stock we sell to Majorlink Holdings Limited under the private equity line of credit agreement and upon the exercise for cash of warrants held by Majorlink Holdings Limited and Ladenburg Thalmann. We expect to use the proceeds of any such sales for general working capital purposes.

                                DIVIDEND POLICY

     We have never declared or paid any cash dividends on our common stock. We anticipate that any earnings will be retained for development and expansion of our business and we do not anticipate paying any cash dividends in the near future. Our board of directors has sole discretion to pay cash dividends based on our financial condition, results of operation, capital requirements, contractual obligations and other relevant factors.

                                CAPITALIZATION

     The following table sets forth our capitalization at March 31, 2000: (1) on a historical basis and (2) as adjusted to give effect to the sale of an assumed 5,224,660 shares of common stock which may be offered by Majorlink Holdings Limited in this offering and the application of the net proceeds we may receive for our shares from Majorlink under the private equity line of credit agreement. The 5,224,660 shares assumes that $5,000,000 is raised at a per common stock share price of $0.957 (the market price of the common stock as of July 21, 2000, $1.063, less Majorlink's 10% discount per the private equity line of credit agreement). The actual change in common stock and additional paid in capital will depend on the actual amount raised and the market price of our common stock at that time. In addition, we will pay Ladenburg Thalmann a placement fee of seven percent (7%) of the draw See "Use of Proceeds." This table should be read in conjunction with our financial statements and related notes, "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the other financial data appearing elsewhere in this prospectus.

                                                                                     ______________
                                                                               Actual             As Adjusted
                                                                            -------------       ---------------
Shareholders' equity:
 Common stock, $.001 par value, 18,750,000 shares
   authorized: 10,213,866* shares issued
   (actual), 15,438,526 shares issued (as adjusted)......................   $      10,214       $        15,439
 Preferred Stock, $.01 par value, 1,000 shares authorized,
   Including 1,000 shares of Series A Junior Participating Preferred
   Stock: no shares issued and outstanding...............................               -                     -
Additional paid-in-capital ..............................................      72,072,318            76,617,093
Treasury stock, at cost (633,816 shares held at March 31, 2000)..........      (2,279,238)           (2,279,238)
Accumulated deficit......................................................     (65,402,409)          (65,402,409)
    Total shareholders' equity...........................................       4,400,885             8,950,885
                                                                            -------------       ---------------
     Total capitalization................................................   $   4,400,885       $     8,950,885
                                                                            =============       ===============

____________________________
* Common stock issued does not include 4,202,293 of our shares subject to outstanding options and warrants as of March 31, 2000.

                          PRICE RANGE OF COMMON STOCK

     Our common stock is traded on The Nasdaq Stock Market under the symbol CYTR. The following table sets forth the high and low sale prices for the common stock for the periods indicated as reported by Nasdaq. Such prices represent prices between dealers without adjustment for retail mark-ups, mark-downs, or commissions and may not necessarily represent actual transactions.

                                                       High         Low
                                                     ---------    ---------
          COMMON STOCK:
             2000
                 July 1 to July 31                     1  1/2         15/16
                 Second Quarter                        2  3/4         15/16
                 First Quarter                         6  1/4         31/32
             1999
                 Fourth Quarter                        3                3/4
                 Third Quarter                         3            1   7/8
                 Second Quarter                        3  1/8       1 27/32
                 First Quarter                         3 7/16       1
             1998
                 Fourth Quarter                        1  1/4           3/4
                 Third Quarter                         2  1/8         29/32
                 Second Quarter                        3 7/16       2  1/16
                 First Quarter                         3  5/8       2  9/16

     On July 31, 2000, the closing price of the common stock as reported on The Nasdaq Stock Market, was $0.969 and there were approximately 1,500 holders of record of our common stock. The number of record holders does not reflect the number of beneficial owners of our common stock for whom shares are held by brokerage firms and other institutions. We have not paid any dividends since our inception and do not contemplate paying dividends in the foreseeable future.

                     SELECTED CONSOLIDATED FINANCIAL DATA

     The following selected financial data have been derived from our consolidated financial statements which have been audited by Ernst & Young LLP, independent auditors. Our financial statements as of December 31, 1999 and 1998, and for each of the years in the three year period ended December 31, 1999, and the report on those financial statements are included in this prospectus, and the information below for those periods is qualified by reference to that report.


                                                      1999            1998           1997             1996            1995
                                                  (Restated)*      (Restated)*    (Restated)*     (Restated)*      (Restated)*
                                             ---------------------------------------------------------------------------------
Statement of Operations Data:
Revenues:
  Net service revenues                           $    322,536     $   350,789     $   422,039     $   357,517     $          -
  Interest and other income                         1,068,924       1,762,747       1,381,306       1,558,914        1,990,506
                                             ---------------------------------------------------------------------------------
Total revenues                                      1,391,460       2,113,536       1,803,345       1,916,431        1,990,506
                                             =================================================================================

Loss from continuing operations                   (15,269,918)     (7,737,296)     (4,618,867)     (2,241,795)      (9,507,722)
Income (loss) from discontinued operations            240,627       2,943,937      (1,434,125)     (3,549,984)      (1,144,860)
Extraordinary item                                          -        (325,120)              -               -                -
                                             ---------------------------------------------------------------------------------
Net loss                                         $(15,029,291)    $(5,118,479)    $(6,052,992)    $(5,791,779)    $(10,652,582)
                                             =================================================================================

Basic and diluted loss per common share:
  Loss from continuing operations                $      (1.99)    $     (1.01)    $     (0.62)    $     (0.29)    $      (1.20)
  Income (loss) from discontinued operations             0.03            0.38           (0.20)          (0.46)           (0.15)
  Extraordinary item                                        -           (0.04)              -               -                -
                                             ---------------------------------------------------------------------------------
  Net loss                                       $      (1.96)    $     (0.67)    $     (0.82)    $     (0.75)    $      (1.35)
                                             =================================================================================

Balance Sheet Data:
Total assets                                     $  6,128,063     $16,641,568     $24,905,995     $24,299,322     $ 30,959,983
Long-term debt                                        650,000               -               -               -                -
Other long-term liabilities                         1,693,638               -               -               -                -
Convertible debentures                                      -               -       2,000,000               -                -
Total stockholders' equity                          1,032,688      14,688,548      19,248,395      22,337,734       29,770,485

     The following selected financial data have been derived from our condensed consolidated financial statements as of March 31, 2000 and for the three month periods ended March 31, 2000 and 1999 (unaudited).

                                                    2000           1999
                                                (Restated)*     (Restated)*
                                              ----------------------------
Statement of Operations Data:
Revenues:
 Net sales                                    $    100,128     $    65,730
 Interest and other income                         250,414         253,339
                                              ----------------------------
Total revenues                                     350,542         319,069
                                              ============================

Loss from continuing operations                   (939,904)     (3,267,708)
Income (loss) from discontinued operations          39,814          (8,219)
                                              ----------------------------
Net loss                                      $   (900,090)    $(3,275,927)
                                              ============================

Basic and diluted loss per common share:
 Loss from continuing operations              $      (0.12)    $     (0.43)
 Income (loss) from discontinued operations           0.01               -
                                              ----------------------------
 Net loss                                     $      (0.11)    $     (0.43)
                                              ============================

Balance Sheet Data:
Total assets                                  $  6,423,728     $13,969,079
Long-term debt                                           -               -
Other long-term liabilities                              -               -
Total stockholders' equity                       4,440,885      12,148,901


----------------------
*Restated to treat our sale of our Titermax business segment in June 2000 as a discontinued operation.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS  OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATION

This discussion includes "forward-looking" statements that reflect our current views with respect to future events and financial performance. We use words such as we "expect", "anticipate", "believe" and "intend" and similar expressions to identify forward-looking statements. Investors should be aware that actual results may differ materially from our expressed expectations because of risks and uncertainties inherent in future events, particularly those risk identified in the "Risk Factors" section of this prospectus, and should not unduly rely on these forward looking statements. We will not necessarily update the information in this discussion if any forward-looking statement later turns out to be inaccurate.

     The following should be read in conjunction with Selected Financial Data and the audited Consolidated Financial Statements of the Company included in this report.

Liquidity and Capital Resources
-------------------------------

     At March 31, 2000 we had cash and cash equivalents of $3.2 million and net assets of $4.4 million, compared to $3.0 million and $1.0 million, respectively, at December 31, 1999 and $15.3 million and $14.7 million, respectively, at December 31, 1998. Working capital totaled $1.7 million at March 31, 2000, compared to $664,000 at December 31, 1999 and $13.7 million at December 31, 1998.

     During the first quarter of 2000, we took steps to improve our financial condition, including (i) agreements with certain trade creditors whereby they cancelled indebtedness of $2.3 million in exchange for issuance of approximately 938,000 shares of our common stock, and (ii) a Stock Purchase Agreement with investors whereby they agreed to purchase 800,000 shares of our common stock for an aggregate purchase price of $1.8 million and the issuance of warrants. We also terminated the services of twelve of our employees as part of our efforts to conserve cash resources and have further reduced our operations by reducing our clinical development program for FLOCOR.

     In April 2000, we entered into a private equity line of credit agreement where we have the right to put shares of our common stock to an investor from time to time to raise up to $5,000,000, subject to the conditions and restrictions included in "Private Equity Line of Credit Agreement" on page 31 of this prospectus.


     Effective June 15, 2000, we entered into a Purchase Agreement with Titermax USA, Inc. (an unaffiliated company) whereby we sold the worldwide rights to market and distribute Titermax, including all accounts receivable, inventory and other assets used in the Titermax business. The gross purchase price was $750,000, consisting of $100,000 in cash and a $650,000 five-year secured promissory note bearing interest of 10% annually.

     We believe that the proceeds of the transactions completed during the first quarter will allow us to operate throughout the remainder of 2000, but that additional funds will be needed to significantly advance any of our technologies under development, some of which may be provided by the private equity line of credit agreement. The results of our technology licensing efforts and/or the actual proceeds of any fund-raising activities will determine our ongoing ability to operate as a going concern with the current portfolio of technologies under development. Both our technology efforts and proceeds of fund-raising activities are subject to market conditions and our ability to identify parties that are willing and able to enter into such arrangements on terms that are satisfactory to us. There is no assurance that such funding will be available for us to finance our operations on acceptable terms, if at all. Insufficient funding may require us to delay, reduce or eliminate some or all of our research and development activities, planned clinical trials and administrative programs.

     At December 31, 1999 we and our subsidiaries had net operating loss carryforwards for income tax purposes of approximately $53.1 million, which will expire in 2000 through 2019 if not utilized. We also have research and development tax credits and orphan drug tax credits available to reduce income taxes, if any, of approximately $6.3 million which will expire in 2000 through 2014 if not utilized. Based on an assessment of all available evidence including, but not limited to, our limited operating history and lack of profitability, uncertainties of the commercial viability of our technology, the impact of government regulation and healthcare reform initiatives, and other risks normally associated with biotechnology companies, we have concluded that it is more likely than not that these net operating loss carryforwards and credits will not be realized and, as a result, a 100% deferred tax valuation allowance has been recorded against these assets.

     The above statements regarding our plans and expectations for future financing are forward-looking statements that are subject to a number of risks and uncertainties. Our ability to obtain future financings through joint ventures, product licensing arrangements, equity financings or otherwise is subject to market conditions and our ability to identify parties that are willing and able to enter into such arrangements on terms that are satisfactory to us. There can be no assurance that we will be able to obtain future financing from these sources. Additionally, depending upon the outcome of our fund raising efforts via the subsidiaries discussed above, the accompanying financial information may not necessarily be indicative of future operating results or future financial condition.

Result of Operations - Years Ended December 31, 1999, 1998 and 1997
-------------------------------------------------------------------

     We recorded a net loss of $15,029,000 for the year ended December 31, 1999 as compared to net losses of $5,118,000 for 1998 and $6,053,000 for 1997. Loss from continuing operations before extraordinary items was $15,270,000, $7,737,000 and $4,619,000 in 1999, 1998 and 1997, respectively.

     We market the services of our small group of human resource professionals to third parties under the name of Spectrum Recruitment Research as a way of offsetting our cost of maintaining this function. Net service revenues from continuing operations related to Spectrum were $323,000 in 1999, $351,000 in 1998 and $422,000 in 1997. Cost of service revenues was $240,000 in 1999, $187,000 in 1998 and $242,000 in 1997, or 74%, 53% and 57% of net service revenues, respectively.

     Interest income from continuing operations was $463,000 in 1999 as compared to $1,007,000 in 1998 and $752,000 in 1997. The variances between years is attributable to fluctuating cash and investment balances. Collaborative, grant and license fee income was $464,000 in 1999 versus $511,000 in 1998 and $94,000 in 1997. The increase during 1998 and 1999 is due to a $445,000 grant from the U.S. Food and Drug Administration's Division of Orphan Drug Development to support our Phase III clinical trial of FLOCOR, as well as certain additional Small Business Innovative Research (SBIR) grants for our additional research programs. Other income was $142,000, $244,000 and $535,000 in 1999, 1998 and
1997, respectively, and primarily relates to subrental fees to certain third parties, as well as administrative and facilities costs allocated by us to our discontinued subsidiaries. The related costs are included in selling, general and administrative expenses. The decrease during the three year period is reflective of the discontinuance of the Proceutics and CytRx Animal Health operations in early 1998 and Vaxcel during 1999.


     Research and development expenditures from continuing operations during 1999 were $12,812,000 versus $7,306,000 in 1998 and $3,605,000 in 1997. Research and development expenditures have increased during the three year period primarily as a result of our development activities for FLOCOR. Our pivotal Phase III trial of FLOCOR for treatment of acute sickle cell crisis, which was initiated in March 1998 was completed in December 1999. During 1999 we also continued our Phase I trial of FLOCOR for treatment of Acute Chest Syndrome in sickle cell patients and initiated two additional clinical trials of FLOCOR - a Phase III study investigated repeat use of FLOCOR in patients with acute sickle cell crisis and a Phase I/II study for treatment of Acute Lung Injury.


     Selling, general and administrative expenses from continuing operations during 1999 were $3,610,000 as compared to $2,312,000 in 1998 and $2,281,000 in
1997. The increase from 1998 to 1999 is primarily due to $1,044,000 of non-cash charges related to issuance of stock warrants to certain consultants and certain vesting events for management stock options.

     Interest expense was $0, $46,000 and $293,000 in 1999, 1998 and 1997, respectively. Included in the 1997 amount is $265,000 related to the beneficial conversion feature of $2,000,000 of convertible notes issued in 1997.

     The extraordinary loss in 1998 relates to the early extinguishment of 6% convertible notes which resulted in payment of premiums of $150,000 and expensing of capitalized debt issuance costs of $175,000.

     Discontinued Operations - Net income (loss) from the discontinued operations of Proceutics, CytRx Animal Health, Vaxcel (net of minority interest) and Titermax was $240,000, $2,944,000 and $(1,434,000) in 1999, 1998
and 1997. The following table presents the breakdown of net income (loss) from discontinued operations.

                                                           1999                  1998                   1997
                                                        ----------           -----------            -----------
Proceutics:
   Gain on sale of business                             $        -           $   782,000            $         -
   Gain on sale of real estate                                   -               434,000                      -
   Operations                                                    -               171,000               (138,000)
                                                        ----------           -----------            -----------
                                                                 -             1,387,000               (138,000)
CytRx Animal Health:
   Gain on sale of business                                      -             6,230,000                      -
   Operations                                                    -              (585,000)               868,000
                                                        ----------           -----------            -----------
                                                                 -             5,645,000                868,000
Vaxcel:
   Impairment loss                                               -            (3,213,000)                     -
   Operations                                              (44,000)           (1,721,000)            (2,599,000)
   Minority interest                                         4,000               615,000                242,000
                                                        ----------           -----------            -----------
                                                           (40,000)           (4,319,000)            (2,357,000)
Titermax                                                   280,000               231,000                193,000
                                                        ----------           -----------            -----------
Net income (loss) from discontinued operations          $  240,000           $ 2,944,000            $(1,434,000)
                                                        ==========           ===========            ===========

     Inflation - Our management believes that inflation had no material impact on our operations during the three year period ended December 31, 1999.

Impact of Year 2000
-------------------

     In prior years, we discussed the nature and progress of our plans to become Year 2000 ready. In late 1999, we completed our remediation and testing of systems. As a result of those planning and implementation efforts, we experienced no significant disruptions in mission critical information technology and non-information technology systems and we believe those systems successfully responded to the Year 2000 date change. We expensed less than $25,000 during 1999 in connection with remediating its systems. We are not aware of any material problems resulting from Year 2000 issues, either with our products, internal systems, or the products and services of third parties. We will continue to monitor our mission critical computer applications and those of our suppliers and vendors throughout the year 2000 to ensure that any latent Year 2000 matters are addressed promptly.

Results of Operations - Three Months Ended March 31, 2000 and 1999
------------------------------------------------------------------

     We recorded a net loss of $900,000 for the three month period ended March 31, 2000 as compared to $3,276,000 for 1999. Loss from continuing operations was $940,000 in 2000 as compared to $3,268,000 in 1999. The overall reduction in net loss is due primarily to changes in our research and development expenditures, discussed below.

     Net sales, which consist primarily of service revenues from Spectrum Recruitment Research, were $100,000 and $66,000 during the three months ended March 31, 2000 and 1999, respectively. Cost of service revenues was $52,000 in 2000 versus $69,000 in 1999.

     Interest income was $31,000 and $176,000 during the three months ended March 31, 2000 and 1999, respectively. The variance between years generally corresponds to fluctuating cash and investment balances.

     Grant income was $73,000 in 2000 versus $27,000 in 1999. The increase relates to a new SBIR grant issued to us in September 1999. Costs related to grant income are included in research and development expense and generally approximate the amount of revenue recognized.

     Other income was $146,000 for the three month period ended March 31, 2000 and includes $125,000 in fees paid by a third party pursuant to an Evaluation Agreement for our gene delivery technology. Other income for 2000 also includes $21,000 in sublease revenues. Other income for the three month period of 1999 was $50,000, consisting of $28,000 in sublease revenues and $22,000 in administrative service fees charged to a former subsidiary.

     Research and development expenditures were $675,000 and $2,358,000 during the three months ended March 31, 2000 and 1999, respectively. Research and development expenditures are higher in prior periods due to our clinical development activities for FLOCOR. A Phase III clinical trial of FLOCOR for treatment of acute sickle cell crisis was initiated in March of 1998 and completed in December 1999. Subsequent to the completion of the Phase III trial in December 1999, we have suspended all clinical development activities for FLOCOR pending further analysis of the Phase III results. Our development activities during the first quarter of 2000 consisted primarily of analysis of the Phase III results and consultation with our scientific and regulatory advisors.

     Selling, general and administrative expenditures were $563,000 and $1,160,000 during the three months ended March 31, 2000 and 1999, respectively. During each of the periods, certain vesting criteria of employee options and warrants were achieved, resulting in aggregate non-cash charges to compensation expense and consulting expense of $156,000 and $727,000, during 2000 and 1999, respectively. Excluding these charges, selling, general and administrative expenditures during the first quarter of 2000 decreased by $26,000 from the same period in 1999.

     Net income (loss) from discontinued operations, net of minority interest, was $40,000 and $(8,000) during the three months ended March 31, 2000 and 1999, respectively, and relates to the operations of Titermax, which was sold in June 2000, and Vaxcel, Inc. Our equity interest in Vaxcel was sold in September 1999.

     Our financial instruments that are sensitive to changes in interest rates are our investments. As of December 31, 1999, we held no investments other than amounts invested in money market accounts. We are not subject to any other material market risks.

                                   BUSINESS

Glossary of Terms
-----------------

Acute Sickle Cell Crisis - An acute event characterized by severe pain occurring in sickle cell disease, where the abnormal sickle shaped red blood cells cause a blockage to the flow of blood. The blockage causes in a lack of oxygen delivery to tissues resulting in tissue and organ damage.

Adjuvant - See "Vaccine Adjuvant."

Antigen - Any substance that stimulates the production of a specific immune response.

Copolymer - A polymer is a large molecule composed of many small identical molecules joined in a chain-like fashion. A copolymer is a polymer compound of two or more different types of identical small molecule chains. Nearly all of our projects are based on block copolymers synthesized primarily from polyoxyethy-lene and polyoxypropylene. Polyoxyethylene is hydrophilic (water-attracting) and polyoxypropylene is hydrophobic (water-repelling). These copolymers are surface active agents and have the ability to modify the interactions between cells.

DNA - Deoxyribonucleic acid.  The genetic material or building blocks of genes.

Gene - A functional unit of DNA.

Gene Delivery - A technique to insert a foreign gene into a cell.

Immuno-adjuvant - See "Adjuvant".

In vitro - In an artificial environment. Refers to experiments or procedures performed outside a living animal (e.g. in test tube culture systems).

In vivo - Refers to experiments or procedures performed in a living animal.

Metabolize - To breakdown or utilize by a living system

Parenteral - Intravenous

Poloxamer - A generic name for block copolymers consisting of a central core of polyoxypropolene flanked by chains of polyoxyethylene.

Vaccine Adjuvants - Substances that increase immune responses to specific antigens and make vaccines more effective by increasing the response of the immune system to the antigen in the vaccine.

Vaso-occlusive Crisis - See "Acute Sickle Cell Crisis".

General
-------

     We are a Delaware corporation, incorporated in 1985 and are engaged in the development and commercialization of pharmaceutical products. Our current research and development focus is on disorders affecting the vascular system, specifically those conditions caused by a blockage in the vascular system, commonly referred to as vascular-occlusive disorders. The Company's primary focus is on FLOCOR, initially being developed for the treatment of acute sickle cell crisis. We plan to expand the development of FLOCOR to other vascular disorders such as shock and stroke over time. We are also engaged in research, or have technology available for licensing, in the areas of infectious disease, gene delivery, vaccine adjuvants, and animal feed additives. See "Product Development".

     Certain financial information concerning the industry segments in which the Company operates can be found in Note 15 to the Company's Consolidated Financial Statements.

Current Financial Condition and Need for Additional Capital
-----------------------------------------------------------

     At December 31, 1999, we had cash and cash equivalents of $3 million and working capital of $664,000. At March 31, 2000, we had cash and cash equivalents of $3.2 million and working capital of $1.7 million.

     During the first quarter of 2000, we took steps to improve our financial condition, including (i) agreements with trade creditors whereby an aggregate of $2.3 million of indebtedness was cancelled in exchange for issuance of approximately 938,000 shares of CytRx Common Stock, and (ii) a Stock Purchase Agreement with certain investors (the "Investors") whereby the Investors agreed to purchase 800,000 shares of the Company's Common Stock for an aggregate purchase price of $1.8 million and the issuance of warrants to purchase an additional 330,891 shares at $2.25 per share. During the first quarter of 2000, we terminated the services of twelve employees as part of our efforts to conserve our cash resources and further reduced our operations by suspending most of our technology development efforts requiring significant expenditures.

     In April 2000, the we entered into a Private Equity Line of Credit Agreement (the "ELC Agreement") pursuant to which the Company has the right to put shares of its Common Stock to the ELC Investor from time to time to raise up to $5,000,000, subject to certain conditions and restrictions.

     Effective June 15, 2000, we entered into a Purchase Agreement with Titermax USA, Inc. (an unaffiliated company) whereby we sold the worldwide rights to market and distribute Titermax, including all accounts receivable, inventory and other assets used in the Titermax business. The gross purchase price was $750,000, consisting of $100,000 in cash and a $650,000 five-year secured promissory note bearing interest of 10% annually.

     We believe that the proceeds of the transactions completed during the first quarter will allow the Company to operate throughout the remainder of 2000, but that additional funds will be needed to significantly advance any of our technologies under development, some of which may be provided by the ELC Agreement. We are also pursuing the license or sale of other technologies. Our ongoing ability to operate as a going concern with the current portfolio of technologies under development will be determined by the results of technology licensing efforts and/or the actual proceeds of any fund-raising activities, which are subject to market conditions and our ability to identify parties that are willing and able to enter into such arrangements on terms that are satisfactory to the us.

     Without an infusion of additional working capital from the sale of equity securities, license/sale of technology assets, or a combination of these, the Company has limited ability to advance its existing technologies.

Product Development
-------------------

FLOCOR
------

     General. Our primary focus is on FLOCOR, purified poloxamer 188, a novel, intra-vascular agent with pharmacological properties that can be characterized as rheologic, cytoprotective and anti-adhesive / anti-thrombotic. FLOCOR is an intravenous solution that has the unique property of improving micro-vascular blood flow. Extensive preclinical and clinical studies suggest FLOCOR may be of significant benefit in acute ischemic vascular disorders such as stroke, heart attack, and vaso-occlusive crisis of sickle cell disease. FLOCOR may also provide benefit in acute care situations such as circulatory shock and acute respiratory distress syndromes where its favorable effects on micro-vascular blood flow may improve recovery from widespread ischemic / reperfusion injury.

     The safety profile of FLOCOR is well established. It has been investigated in over 17 clinical studies representing administration to approximately 3,000 patients and healthy volunteers.

     FLOCOR for Sickle Cell Crisis. We believe FLOCOR has significant potential in treating a variety of vascular-occlusive diseases, however, we have chosen vaso-occlusive crisis associated with sickle cell anemia as our first development priority.

     Sickle cell disease is a devastating disorder originating from an inherited abnormality of hemoglobin, the oxygen-carrying molecule in red blood cells. Under conditions of low blood oxygen, which is generally caused by dehydration or stress, the sickle cell victim's hemoglobin becomes rigid causing red blood to become rough, sticky and irregularly shaped, often looking like sickles, which gives the disease its name. Estimates place the number of persons suffering from sickle cell anemia in the U.S. at about 72,000, or roughly one in 400 African-Americans. It is also estimated that complications from sickle cell disease result in healthcare expenditures of from $1.0 to $1.5 billion annually in the U.S.

     The most common problem sickle cell patients face is episodic pain (also referred to as vaso-occlusive crisis, or VOC). These episodes can last anywhere from days to weeks, and can vary significantly in their severity. The deformed sickle cells cannot easily flow through the smaller blood vessels of the body and tend to clump together, forming occlusions which impede blood flow. The occlusions deprive tissues of vital oxygen that can result in tissue death, inflammation and intense throbbing pain. Aside from causing considerable pain and suffering, these crisis episodes slowly destroy vital organs as they are deprived of oxygen. As a result, the life expectancy of sickle cell victims is about twenty years shorter than those without the disease. Patients suffering from sickle cell disease may experience several crisis episodes each year. Hospitalization is required when pain becomes too much to bear. There are about 75,000 hospital admissions annually to treat sickle cell patients undergoing acute vascular-occlusive crisis caused by the disease. On average, these patients require in-patient treatment for four to seven days. Currently there is no disease modifying treatment for acute crisis of sickle cell disease and treatment is limited to narcotics, fluids, and bed rest.

     FLOCOR's unique surface-active properties decrease blood viscosity and enable the rigid sickled cells to become more flexible, thus allowing easier passage of blood cells through narrow blood vessels.

     FLOCOR for Other Indications. We believe that FLOCOR has the potential to be an effective treatment for other vascular-occlusive diseases such as heart attack and stroke. However, our current strategy is to focus our efforts and resources on gaining approval for the acute crisis of sickle cell anemia.

     Status of Clinical Trials. On December 21, 1999, we reported results from our Phase III clinical study of FLOCOR for treatment of acute sickle cell crisis. Although the study did not demonstrate statistical significance in the primary endpoint, statistically significant and clinically important benefits associated with FLOCOR were observed in certain subgroups. In addition, among the entire patient population, treatment with FLOCOR resulted in a statistically significant increase in the percent of patients achieving resolution of their crisis. The Phase III study also demonstrated that FLOCOR is well tolerated. Based on the encouraging efficacy results and a good safety profile our independent Data and Safety Monitoring Board (DSMB) and other thought leaders in the area of sickle cell disease have recommended that we continue with clinical development of FLOCOR in sickle cell disease. We believe that a second pivotal trial is warranted to confirm the treatment benefits of FLOCOR. We presented the results of the Phase III trial at the 24th Annual Meeting of the National Sickle Cell Disease Program in Philadelphia on April 12, 2000.

     Prior to the announcement of the Phase III results, we had been discussing potential licensing arrangements for FLOCOR with third parties. Currently, we are continuing these discussions and are seeking other possible licensees. The terms of any potential license are unknown at the present time and there is no assurance that such a license will be consummated. We do not plan to begin additional clinical studies for FLOCOR until such a license is put in place or we raise additional capital.

     Orphan Drug Status. In June 1989, the FDA informed us of its decision to grant RheothRx "Orphan Drug" designation for the treatment of sickle cell crisis and this designation applies to FLOCOR as well. The Orphan Drug Act of 1983, as amended, provides incentive to drug manufacturers to develop drugs for the treatment of rare diseases (e.g., diseases that affect less than 200,000 individuals in the United States, or diseases that affect more than 200,000 individuals in the United States). As a result of the designation of RheothRx/FLOCOR as an Orphan Drug, if we are the first manufacturer to obtain FDA approval to market FLOCOR for treatment of sickle cell crisis, we will obtain a seven-year period of marketing exclusivity beginning from the date of FLOCOR's approval. During this period, the FDA may not approve the same drug for the same use from another sponsor.

Gene Delivery Technology
------------------------

     Gene therapy and / or gene based vaccines are mediated through the delivery of DNA containing selected genes into cells by a process known as transfection. A common class of materials used to enhance the transfection process are the cationic lipids. This type of lipid can associate with and alter the integrity of a cell membrane, thus increasing the uptake of the complexed DNA. Unfortunately, cationic lipids are toxic to cells and are readily metabolized. Thus the effect of these agents in transfection protocols is not readily reproducible when used in vivo.

     We have identified a series of non ionic block copolymers known as poloxamers that share several physico-chemical traits with the cationic lipids in that they associate with DNA and cell membranes. However, the block copolymers are significantly less toxic than the cationic lipids and are not metabolized in vivo. In addition, the poloxamer family of non ionic block copolymers have a significant history of being safely used in a wide variety of oral, injectable, and topical pharmaceutical products. Importantly, a poloxamer known as CRL 1005 which is among the most active in transfection protocols and is adjuvant active, has been studied in a Phase I clinical trial. In that trial, CRL 1005 was well tolerated at doses significantly higher than those anticipated to be useful in gene therapy or DNA vaccine studies.

     In addition to the ability of poloxamers to enhance transfection, these compounds have significant immuno-adjuvant activity. Accordingly, we believe that an optimal application for this technology may be in the field of DNA vaccines. We believe that in this application, the activity of poloxamers will be two-fold. First, the poloxamers will act as delivery / transfection agents to facilitate the intracellular delivery and protection of the DNA from enzymatic digestion. Second the poloxamer will act as an immuno-adjuvant. Since the poloxamer is not metabolized and has surface active properties, it is likely to remain on the surface of the transfected cell awaiting expression of the gene. When the gene product is excreted from the cell, the poloxamer is likely to associate with the antigen and exert immuno-adjuvant actions. Numerous preclinical and clinical studies have demonstrated that conventional vaccines adjuvanted with poloxamers are well tolerated and result in significantly enhanced antibody and cellular immune responses.

     We believe that recent concern over the safety of viral gene delivery systems is likely to result in increased interest in non-viral delivery systems. We believe there is potential use for our technology in (a) gene-based vaccines,
(b) gene replacement therapy, and (c) ribozyme and anti-sense delivery.

     In January 2000, we entered into an evaluation agreement with a major worldwide pharmaceutical company (the "Potential Licensee") for the purpose of enabling the Potential Licensee to evaluate this technology in a gene-based vaccine for HIV. The agreement provides the Potential Licensee a one year exclusive option to license the technology for use in the aforementioned vaccine. Pursuant to the agreement, we will provide material and consulting services during the evaluation period in exchange for certain payments. The agreement also prevents either party from naming the other party in any public or private disclosure, except as each may be legally required. There is no assurance that any sale or license of our gene delivery technology to the Potential Licensee will result from this agreement.

Other Product Development Efforts
---------------------------------

     Vaccine Adjuvants / Delivery Systems -- We have discovered the use of certain non-ionic block copolymers (poloxamers) both alone and in a variety of emulsion systems as vaccine delivery systems - immunoadjuvants. The adjuvant-delivery systems have potential for use in both injectable and oral vaccines. Companies currently are evaluating the safety and efficacy of this technology for potential license under material transfer agreements.

     Anti-Microbial -- CRL-1072 is a highly purified poloxamer that has demonstrated potent activity against a wide range of infectious agents. In animal models of fatal Mycobacterium tuberculosis, Mycobacterium avium and Toxoplasmosis infection, CRL-1072 results in significantly improved survival rates. More importantly, the compound is active against drug resistant isolates of M.tuberculosis. CRL-1072 has also been shown to reduce viral load and viral reactivation in models of chronic hepatitis B infection.

     P-Glycoprotein Inhibitor -- We have identified a series of novel inhibitors of the drug efflux pump P-glycoprotein. These compounds have potential therapeutic use as (a) chemosensitizers for drug resistant bacteria, (b) oral bioavailability enhancers for antibiotics or chemotherapeutics, and (c) chemosensitizers for drug resistant cancer.

     Animal Growth Promotant -- Our growth promotant has been shown to have a consistent effect to improve the rate of weight gain and feed efficiency in well-controlled studies in poultry and swine. We are currently seeking a partner to purchase or license this technology.

     Expenditures for research and development activities related to continuing operations were $12.8 million, $7.3 million and $3.6 million during the years ended December 31, 1999, 1998, and 1997, respectively.

Subsidiary Operations and Divestitures
--------------------------------------

     Spectrum Recruitment Research - We also have a small group of human resource professionals who, in addition to their services to us, provide recruiting services to third parties under the name of Spectrum Recruitment Research.

     Titermax (TM) - Since 1987 we have manufactured, marketed and distributed Titermax, an adjuvant used to produce immune responses in research animals. Effective June 15, 2000, we entered into a Purchase Agreement with Titermax USA, Inc. (an unaffiliated company) whereby we sold the worldwide rights to market and distribute Titermax, including all accounts receivable, inventory and other assets used in the Titermax business. The gross purchase price was $750,000, consisting of $100,000 in cash and a $650,000 five-year secured promissory note bearing interest of 10% annually.

     Vaxcel, Inc. - In July 1999, we terminated our license of our Optivax vaccine adjuvant technology to Vaxcel due to Vaxcel's cessation of operations within the meaning of the license agreement. Concurrently with the termination of the Optivax license, all of Vaxcel's rights and obligations pursuant to its license of the Optivax technology to Corixa Corporation were assigned to us. On June 2, 1999, we entered into a Stock Acquisition Agreement with A-Z Professional Consultants, Inc. ("A-Z") for the sale of our equity interest in Vaxcel. The sale was consummated on September 9, 1999. Pursuant to the agreement, A-Z purchased 9,625,000 shares of common stock of Vaxcel from us for a cash purchase price of $319,000. After consummation of this transaction, we have no further equity interest in Vaxcel.

Manufacturing
-------------

     We require three suppliers of materials or services to manufacture FLOCOR;
(i) a supplier of the raw drug substance, (ii) a supplier of the purified drug which is refined from the raw drug substance and (iii) a manufacturer who can formulate and sterile fill the purified drug substance into the finished drug product. The raw drug substance is currently widely available at commercial scales from numerous manufacturers. We have not entered into a formal agreement with any supplier for the raw drug substance because of its wide availability. In August 1999, we entered into a long-term commercial supply contract with Organichem, Corp., located in Rennselaer, New York for production of the purified drug substance. There can be no assurance that our relationship with such supplier will continue or that we will be able to obtain additional purified drug substance if our current supply is inadequate. Such inability to obtain additional purified drug substance in amounts and at prices acceptable to the Company could have a material adverse effect on our business. To meet the need for manufacture of our finished drug product, we have entered into a supply agreement with the Hospital Products Division of Abbott Laboratories. Our inability to maintain such relationship on terms acceptable to us could have a material adverse effect on our business.

     If we modify our manufacturing process or change the source or location of product supply, regulatory authorities will require us to demonstrate that the material produced from the modified or new process or facility is equivalent to the material used in our clinical trials. Further, any manufacturing facility and the quality control and manufacturing procedures used by us for the commercial supply of a product must comply with applicable Occupational Safety and Health Administration, Environmental Protection Agency, and FDA standards, including Good Manufacturing Practice regulations. See "Government Regulation".

Patents and Proprietary Technology
----------------------------------

     We actively seek patent protection for our technologies, processes, uses, and ongoing improvements and consider our patents and other intellectual property to be critical to our business.

     We continually evaluate the patentability of new inventions and improvements developed by our employees and collaborators. Whenever appropriate, we will endeavor to file United States and international patent applications to protect these new inventions and improvements. However, there can be no assurance that any of the current pending patent applications or any new patent applications that may be filed will ever be issued in the United States or any other country.

     We also attempt to protect our proprietary products, processes and other information by relying on trade secrets and non-disclosure agreements with our employees, consultants and certain other persons who have access to such products, processes and information. Under the agreements, all inventions conceived by employees are our exclusive property. Nevertheless, there can be no assurance that these agreements will afford significant protection against misappropriation or unauthorized disclosure of our trade secrets and confidential information.

     We believe we have worldwide comprehensive intellectual property covering the use of poloxamers in a number of therapeutic areas. Patents claiming broad areas of the use of these compounds are currently pending or have issued in Canada, Japan, South Korea, the EPO and the United States. On November 23, 1999 the U.S. Patent Office issued patent No. 5,990,241 "Polyoxypropylene/Polyoxyethylene Copolymers With Improved Biological Activity" to us. We believe the issue of this patent provides important exclusivity since it contains composition of matter claims for purified poloxamers used in our products and technologies, including purified poloxamer 188, the active ingredient in FLOCOR. This patent will expire in 2017. We also own a comprehensive group of patents that broadly claim the use of poloxamers as vaccine adjuvants that will provide additional coverage for DNA vaccines.

Competition
-----------

     Many companies, including large pharmaceutical, chemical and biotechnology firms with financial resources, research and development staffs, and facilities that are substantially greater than ours, are engaged in the research and development of pharmaceutical products that could compete with FLOCOR or other products under development by us. The industry is characterized by rapid technological advances and competitors may develop their products more rapidly and/or such products may be more effective than those under development by us or our licensees and corporate partners. We compete in this research and development environment by attempting to develop its products and technologies in an innovative and timely fashion that would provide us with an advantage in the licensing and/or marketing of our products and technologies.

Government Regulation
---------------------

     The marketing of pharmaceutical products requires the approval of the FDA and comparable regulatory authorities in foreign countries. The FDA has established guidelines and safety standards which apply to the pre-clinical evaluation, clinical testing, manufacture and marketing of pharmaceutical products. The process of obtaining FDA approval for a new therapeutic product
(drug) generally takes several years and involves the expenditure of substantial resources. The steps required before such a product can be produced and marketed for human use in the United States include preclinical studies in animal models, the filing of an Investigational New Drug ("IND") application, human clinical trials and the submission and approval of an NDA. The NDA involves considerable data collection, verification and analysis, as well as the preparation of summaries of the manufacturing and testing processes, preclinical studies, and clinical trials. The FDA must approve the NDA before the drug may be marketed. There can be no assurance that we will be able to obtain the required FDA approvals for any of our products.

     The manufacturing facilities and processes for our products, whether manufactured directly by us or by a third party, will be subject to rigorous regulation, including the need to comply with Federal Good Manufacturing Practice regulations. We are also subject to regulation under the Occupational Safety and Health Act, the Environmental Protection Act, the Nuclear Energy and Radiation Control Act, the Toxic Substance Control Act and the Resource Conservation and Recovery Act.

Employees
---------

     As of December 31, 1999, we had fifteen full-time and three part-time employees, nine of which were directly involved in the conduct of scientific or research and development activities for us. In the first quarter of 2000, we terminated the services of twelve of our employees as part of its overall reduction in operations in order to conserve our cash resources. As of June 15, 2000, we have six full-time employees and utilize the services of one former employee on a contract basis.

Property
--------

     We currently sublease laboratory and related space from Oread, Inc. at 150 Technology Parkway, Norcross, Georgia, and lease administrative office space at 154 Technology Parkway, Norcross, Georgia. These facilities are in satisfactory condition and suitable for our purposes and present operations. We have historically made use of contract lab facilities for additional research and development purposes.

Legal Proceedings
-----------------

     We are not a party to any material litigation.


                                  MANAGEMENT

Directors and Executive Officers

Directors

     Listed below are the names and ages of all of our current directors, the business experience during the past five years of each such person, and any other directorships held by such person in companies that are subject to the reporting requirements of the Securities Exchange Act of 1934 or in any company registered as an investment company under the Investment Company Act of 1940. Each of the following directors has served continuously as a director since the year in which he was first elected a director. None of the following persons serves as a director pursuant to any arrangement or understanding between him and any other person(s).

              Class I - Term Expiring at the 2001 Annual Meeting

     LYLE A. HOHNKE (57) first became our director in 1996. Since 1994, Dr. Hohnke has served as a member of Javelin Capital Fund, LLC, a general partner of Javelin Ventures, LP, a company engaged in venture capital investments. From 1991 to 1994 Dr. Hohnke was General Partner for Heart Land Seed Capital Fund. Dr. Hohnke also serves as a director of Heska Corporation as well as a number of privately-held companies.

     JACK J. LUCHESE (51) has been President and Chief Executive Officer and our director since March 1989. Prior to joining us, Mr. Luchese served as Vice President and General Manager of the Armour Pharmaceutical Corporation, and as Vice President, Corporate Business Development and a member of the Management Committee of Rorer Group, Inc. (now Rhone-Poulenc Rorer). Prior to joining Rorer Group, Inc. , Mr. Luchese was with Johnson & Johnson Company for 15 years where he held various positions in business development, licensing, sales, new product marketing, and finance.

              Class II - Term Expiring at the 2002 Annual Meeting

     RAYMOND C. CARNAHAN, JR. (74) first become our director in 1991. Mr. Carnahan has over 39 years of experience in cost controls and operational systems in a variety of industries. Prior to his retirement in 1991, Mr. Carnahan served as Manager, International Cost Analysis planning for Johnson & Johnson International from 1974 to 1991. Mr. Carnahan has provided consulting services to Waterford-Wedgewood Corporation in England and to Torf Pharmaceutical Corporation in Poland and serves as President for the Morristown Memorial Hospital Chaplaincy Service in Morristown, New Jersey.

     HERBERT H. MCDADE, JR. (73) first became our director in 1990. From 1989 to 1996 Mr. McDade has served as Chairman, President and Chief Executive Officer of Chemex Pharmaceuticals, Inc. (now Access Pharmaceuticals, Inc.). From 1986 to 1989 he was Chairman and President of Armour Pharmaceutical Corporation, a wholly-owned subsidiary of Rorer Group, Inc. (now Rhone-Poulenc Rorer). Prior to 1986, Mr. McDade served as Vice President of the Revlon Corporation. Mr. McDade serves as a director of Access Pharmaceuticals, Inc., Discovery Laboratories, Inc. and CellPath, Inc.

             Class III - Term Expiring at the 2003 Annual Meeting

     MAX LINK (59) first became our director in 1996. From May 1993 to June 1994, Dr. Link served as the Chief Executive Officer of Corange U.S. Holdings, Inc. (the holding company for Boehringer Mannheim Therapeutics, Boehringer Mannheim Diagnostics and DePuy International). From 1992 to 1993, Dr. Link was Chairman of Sandoz Pharma. From 1987 to 1992, Dr. Link was the Chief Executive Officer of Sandoz Pharma, Ltd. and a member of the Executive Board of Sandoz, Ltd., Basel. Prior to 1987, Dr. Link served in various capacities with the United States operations of Sandoz, including President and Chief Executive Officer. Dr. Link also serves as a director of Access Pharmaceuticals, Alexion Pharmaceuticals, Inc., Cell Therapeutics, Inc., Discovery Laboratories, Inc., Human Genome Sciences, Inc. and Protein Design Laboratories, Inc.

Executive Officers

     Except for Jack J. Luchese, discussed above under "Directors", listed below are the names and ages of all of our executive officers, all positions and offices with us held by each such person, the period(s) during which such person has held such positions and offices and the business experience during the past five years of each such person. Each of the following executive officers serves until his successor is elected and qualifies or until his earlier death, resignation or removal. None of the following persons serves as an officer or is to be selected as an officer pursuant to any arrangement or understanding between him and any other person(s).

     R. MARTIN EMANUELE, PH.D. (45) joined us in 1988 as the project director for our RheothRx project (now FLOCOR(TM)). Dr. Emanuele assumed the duties of Vice President, Preclinical Development in June 1990 and became Vice President, Research and Business Development in October 1997. Before joining us, he worked as a clinical research scientist at DuPont Critical Care and as a visiting scientist at Institute Choay.

     WILLIAM B. FLECK (42) joined us in April 1993 as Vice President, Human Resources. From 1992 to 1993 Mr. Fleck served as Director, Human Resources and Training for Central Health Services (CHS). During 1991, he was Director, Human Resources for Knowledgeware, Inc. Prior to joining Knowledgeware, Mr. Fleck held senior human resources management positions with MCI Communications from 1989 to 1991 and Harris/3M from 1984 to 1989.

     J. MICHAEL GRINDEL, PH.D. (53) joined us in October 1997 as Vice President, Drug Development. From 1994 to 1997 Dr. Grindel served as Vice President, Preclinical Development for Hybridon, Inc. in Cambridge, MA. From 1989 to 1994 Dr. Grindel was Vice President for Project Planning and Management at the R. W. Johnson Pharmaceutical Research Institute (a subsidiary of Johnson & Johnson) in Raritan, NJ. Prior to that Dr. Grindel served in various research and development management positions with McNeil Pharmaceutical from 1976 to 1989 and the Walter Reed Army Institute of Research from 1973 to 1976.

     MARK W. REYNOLDS (38) joined us in 1988 as Controller, becoming Chief Financial Officer and Corporate Secretary in 1996 and Vice President, Finance in 1999. Prior to joining CytRx, Mr. Reynolds was employed as a certified public accountant with Arthur Andersen LLP in Atlanta, Georgia.

Board Committees

     Board of Directors. The property, affairs and business of the Company are under the general management of its Board of Directors as provided by the laws of Delaware and the Bylaws of the Company. The Company has standing Audit and Compensation Committees of the Board of Directors.

     The Board of Directors held nine meetings during 1999. Each director attended at least 75% of the total meetings of the Board and the committees on which they served during 1999.

     Audit Committee. The Audit Committee makes recommendations concerning the engagement of independent public accountants, reviews with the independent public accountants the plans and results of the audit engagement, approves professional services provided by the independent public accountants, reviews the independence of the independent public accountants, considers the range of audit and non-audit fees and reviews the adequacy of the Company's internal accounting controls. The current members of the Audit Committee are Raymond C. Carnahan, Jr. (Chairman), Lyle A. Hohnke and Herbert H. McDade. The Audit Committee held one meeting during 1999.

     Compensation Committee. The Compensation Committee is authorized to review annual salaries and bonuses and has the authority to determine the recipients of options, the time or times at which options shall be granted, the exercise price of each option, and the number of shares to be issuable upon the exercise of each option. The Committee also is authorized to interpret the CytRx Corporation 1986, 1994 and 1995 Stock Option Plans and the CytRx Corporation 1998 Long-Term Incentive Plan (collectively, "the Plans"), to prescribe, amend and rescind rules and regulations relating to the Plans, to determine the term and provisions of the respective option agreements, and to make all other determinations deemed necessary or advisable for the administration of the Plans. Its current members are Herbert H. McDade, Jr. (Chairman), Raymond C. Carnahan, Jr. and Lyle A. Hohnke. The Compensation Committee held three meetings during 1999.

Compensation of Directors

     Directors who are employees of the Company receive no compensation for their services as directors or as members of committees. Non-employee directors receive a fee of $2,000 for each Board meeting attended ($750 for meetings attended by teleconference) and $500 for each committee meeting attended. Non-employee directors who chair a Board committee receive an additional $250 for each committee meeting attended.

     Each non-employee director receives an initial stock option grant to purchase 5,000 shares upon the date he or she first becomes a member of the Board. Options to purchase 2,500 shares of Common Stock are granted to each non-employee director annually. Stock option grants to directors pursuant to the Plan discussed above contain the same terms and provisions as stock option grants to employees, except that options granted to directors are considered Non-Qualified Stock Options for income tax reporting purposes.

     During 1999, Mr. Raymond C. Carnahan, Jr. performed certain consultation services for the Company for which he received a fee of $2,500.

Executive Compensation

     The following table presents certain summary information concerning compensation we paid or accrued by us for services rendered in all capacities during the fiscal years ended December 31, 1997, 1998 and 1999 for (i) our President and Chief Executive Officer; and (ii) each of our four other most highly compensated executive officers whose total salary and bonus exceeded $100,000 (determined as of December 31, 1999 and collectively, the "Named Executive Officers").

                          Summary Compensation Table

                                                                               Long-Term
                                                                              Compensation
                                                                              ------------
                                                   Annual Compensation         Securities
                                                  --------------------         Underlying           All Other
Name and Principal Position        Year            Salary($)  Bonus($)         Options(#)       Compensation($)
---------------------------------------------------------------------------------------------------------------
Jack J. Luchese                    1999           $342,125     $75,000            500,000          $ 5,000/2/
  President and Chief              1998            334,250      65,750          1,382,427/1/         5,000/2/
  Executive Officer                1997            321,000      37,500             50,000            4,750/2/

R. Martin Emanuele                 1999            174,200      15,000             32,500            5,000/2/
  Vice President,                  1998            170,850      15,000            154,098/1/         5,000/2/
  Research & Business              1997            167,500       7,500              5,000            4,750/2/
  Development

William B. Fleck                   1999            127,650      15,000             25,000            5,000/2/
  Vice President,                  1998             84,375      42,500            112,162/1/         5,000/2/
  Human Resources                  1997            120,000      40,000              7,500            4,750/2/

J. Michael Grindel                 1999            199,150      30,000             20,000            5,000/2/
  Vice President,                  1998            195,000      20,000            173,000/1/        81,172/3/
  Drug Development                 1997             40,000      20,000            100,000            1,200/2/

Mark W. Reynolds                   1999            115,000      20,000             32,500            5,000/2/
  Vice President, Finance          1998            101,000      25,000            118,418/1/         5,000/2/
  and Secretary                    1997             94,000      12,500              7,500            4,750/2/
---------------------------------------------------------------------------------------------------------------

(1) Includes shares underlying previously issued options and warrants which were repriced during 1998.
(2) Represents matching contributions by the Company under the Company's 401(k) Profit Sharing Plan.
(3) Amount shown includes $5,000 in matching contributions by the Company under the Company's 401(k) Profit-Sharing Plan and $76,172 in costs associated with the officer's relocation.

                       Option Grants in Last Fiscal Year

     The following table summarizes the stock options and warrants granted during the fiscal year ended December 31, 1999 to each of our executive officers named in the Summary Compensation Table above.

                             Number of       % of Total                                        Potential Realized Value at
                             Securities        Options                                        Assumed Annual Rates of Stock
                             Underlying       Granted to        Exercise or                         Price Appreciation
                             Options          Employees         Base Price     Expiration           for Option Term($)
                                                                                              ------------------------------
Name                         Granted (#)    in Fiscal Year      ($/Share)         Date            5%                 10%
----------------------------------------------------------------------------------------------------------------------------
Jack J. Luchese              500,000/1/ /3/       79.8%           $2.125        8/30/09           $668,201        $1,693,351

R. Martin Emanuele            32,500/2/ /3/        5.2             2.125        8/30/09             43,433           110,068

William B. Fleck              25,000/2/ /3/        4.0             2.125        8/30/09             33,410            84,668

J. Michael Grindel            20,000/2/ /3/        3.2             2.125        8/30/09             26,728            67,734

Mark W. Reynolds              32,500/2/ /3/        5.2             2.125        8/30/09             43,433           110,068

(1) Warrants granted to Mr. Luchese are subject to the terms as described under "Employment Agreement."
(2) These options vest upon a combination of tenure and the achievement of company performance criteria. As of December 31, 1999 none of these options were vested.
(3) All options and warrants were granted at an exercise price equal to the fair market value of the underlying shares at the date of grant, and are exercisable for ten years from the date of grant.

Aggregated Option Exercises in Last Fiscal Year and Option Value at December 31,
                                      1999

     The following table sets forth the number and total value of unexercised in-the-money options at December 31, 1999 for each of our executive officers named in the Summary Compensation Table above, using the price per share of the Common Stock of $.90625 on December 31, 1999. No stock options were exercised during 1999 by any of our Named Executive Officers.

                                       Number of Securities Underlying           Value of Unexercised
                                             Unexercised Options                 In-the-Money Options
                                           at December 31, 1999(#)              at December 31, 1999($)
                                     ---------------------------------------------------------------------
Name                                   Exercisable       Unexercisable       Exercisable     Unexercisable
----------------------------------------------------------------------------------------------------------
Jack J. Luchese                          1,332,427             550,000       $         -     $           -
R. Martin Emanuele                         142,514              42,834                 -                 -
William B. Fleck                           100,995              36,167                 -                 -
J. Michael Grindel                          99,333              93,667                 -                 -
Mark W. Reynolds                           107,251              43,667                 -                 -
----------------------------------------------------------------------------------------------------------

Employment Agreement

     Jack J. Luchese was named our President and Chief Executive Officer in March 1989. His Employment Agreement with us was amended and restated as of September 1, 1999 (the "Agreement") and terminates on December 31, 2002. Under the Agreement, Mr. Luchese is paid an annual base salary of $350,000. The base salary will be reviewed no less than once each 18 months and will be adjusted from time to time consistent with average overall merit increases for all other employees. In addition to his annual base salary, Mr. Luchese is eligible to receive cash bonuses with respect to each calendar year during the term of the Agreement as determined from time to time by our Board of Directors in its sole discretion. The Agreement also contains confidentiality and noncompetition provisions.

     Pursuant to the original Agreement, and subsequent amendments, Mr. Luchese has been granted warrants to purchase an aggregate of 1,882,427 shares of Common Stock. Warrants as to 1,332,427 shares have an exercise price of $1.00 and warrants as to 500,000 shares have an exercise price of $2.125. The vesting criteria of such warrants include a combination of tenure and achievement of defined corporate objectives. As of April 24, 2000, 1,332,427 of the 1,882,427 warrants held by Mr. Luchese are vested. The shares of stock that may be acquired upon exercise of warrants held by Mr. Luchese have been or will be registered by us under the Securities Act of 1933, as amended. The warrants contain certain anti-dilution provisions and provide for accelerated vesting in the event that Mr. Luchese's employment is terminated by the Board of Directors without cause, in the event of his death or disability or in the event of a change of control.

     In April 1997, we entered into a separate Change in Control Agreement (the "Change in Control Agreement") with Mr. Luchese, which was amended and restated in September 1999 merely to conform references to his amended and restated Employment Agreement. The Change in Control Agreement will become effective if and when a Change in Control (as defined) occurs during the three-year period following the date of the Change in Control Agreement or during any of the one-year annual renewal periods (the "Change of Control Period"), or if Mr. Luchese's employment is terminated in connection with or in anticipation of a Change of Control (in either case, the "Effective Date").

     Mr. Luchese's employment period under the Change in Control Agreement begins on the Effective Date and continues for two years. During the employment period, Mr. Luchese's position, authority, duties and responsibilities will be at least commensurate in all material respects with those held by him during the 120-day period prior to the Change in Control and he will receive (i) a monthly base salary equal to or greater than the highest monthly base salary paid to him by us during the previous year; (ii) an annual cash bonus at least equal to the highest bonus paid to him in any of the three fiscal years prior to the Effective Date, and (iii) the ability to participate in all of our incentive, savings, welfare benefit, fringe benefit and retirement plans of the Company.

     If Mr. Luchese's employment terminates during the employment period he will receive certain severance benefits under the Change in Control Agreement. If his employment terminates by reason of his death or disability, he will receive certain obligations accrued through the date of termination (e.g., salary prorata bonus, deferred compensation and vacation pay) plus the normal death and disability benefits, if any, to which he is otherwise entitled, including those under the Agreement. If he is terminated by us for cause (as defined), or if he voluntarily resigns without good reason (as defined) other than during the 30-day period beginning on the first anniversary of the Effective Date, he will receive only his accrued benefits through the termination date and any previously-deferred benefits, plus any other post-termination benefits, if any, to which he is otherwise entitled, including those under the Agreement. If he
(i) is terminated by us without cause, (ii) resigns voluntarily with good reason, or (iii) resigns for any reason during the 30-day period beginning on the first anniversary of the Effective Date, he will receive a lump sum cash payment equal to: (a) his base salary through the date of termination, (b) a prorata bonus for the year of termination, based upon his actual bonus earned in the prior year ("Most Recent Bonus"), (c) an amount equal to two times the sum of his base salary and Most Recent Bonus, and (d) any unpaid deferred compensation and vacation pay. In addition, Mr. Luchese would be entitled to continued employee welfare benefits for two years after the date of termination, and a lump sum payment equal to the actuarial value of the service and compensation credit under our qualified and supplemental retirement plans that he would have received had he remained employed for two years after the date of his termination. Mr. Luchese will be required to repay to us, with interest, the lump-sum benefit equal to two times the sum of his base salary and Most Recent Bonus if, during the two-year employment period, he violates a certain non-competition covenant in the Change in Control Agreement.

     If the total payments to Mr. Luchese under the Change in Control Agreement and from any other source would result in the imposition of an excise tax under
Section 4999 of the Code, the payments will be reduced to the extent necessary to avoid the imposition of such excise tax, but only if such reduction would result in a net after-tax benefit to Mr. Luchese. The Change in Control Agreement further provides that Mr. Luchese has no obligation to mitigate severance payments, we will reimburse Mr. Luchese for all legal fees incurred in enforcing or contesting the Change in Control Agreement, and Mr. Luchese will hold for the benefit of us all confidential information concerning us obtained over the course of this employment. We will require its successors to expressly assume its obligations under the Change in Control Agreement.

Compensation Committee Interlocks and Insider Participation

     There are no "interlocks," as defined by the Securities and Exchange Commission, with respect to any member of the Compensation Committee.

Indemnification and Limitation of Liability

     Our certificate of incorporation limits the liability of directors to the maximum extent permitted by Delaware law. Delaware law provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except liability for any of the following:

     . any breach of their duty of loyalty to the corporation or its stockholders;

     . acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

     . unlawful payments of dividends or unlawful stock repurchases or redemptions; or

     . any transaction from which the director derived an improper personal benefit.

     This limitation of liability does not apply to liabilities arising under the federal securities laws and does not affect the availability of equitable remedies such as injunctive relief or rescission.

     Our bylaws provide that we must indemnify our directors, officers, employees and other agents to the fullest extent permitted by law. We believe that indemnification under our bylaws covers at least negligence and gross negligence on the part of indemnified parties. Our bylaws also permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in this capacity, regardless of whether the bylaws would permit indemnification. We have purchased directors and officers liability insurance, which provides coverage against specified liabilities.

                            PRINCIPAL STOCKHOLDERS

     Based solely upon information made available to us, the following table sets forth certain information with respect to the beneficial ownership of Common Stock as of May 31, 2000 by (i) each person who is known by us to beneficially own more than five percent of the Common Stock; (ii) each of our directors; (iii) each of the Named Executive Officers; and (iv) all officers and directors as a group. Except as otherwise indicated, the holders listed below have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them.

                                                                                         Shares of Common Stock
                                                                                  -------------------------------------
Name and Address of Beneficial Owner                                                   Number            Percentage
------------------------------------                                                   ------            ----------
Named Executive Officers and Directors:
 Raymond C. Carnahan, Jr./1/                                                            16,300                 *
 R. Martin Emanuele/2/                                                                 161,085               1.6%
 William B. Fleck/3/                                                                   124,844               1.3%
 J. Michael Grindel/4/                                                                 110,010               1.1%
 Lyle A. Hohnke/5/                                                                       4,165  *              *
 Max Link/6/                                                                            23,748  *              *
 Jack J. Luchese/7/                                                                  1,428,107              13.0%
 Herbert H. McDade/8/                                                                   24,930  *              *
 Mark W. Reynolds/9/                                                                   131,545               1.3%
  All executive officers and directors as a group (9 persons)/10/                    2,024,734              17.8%

Other 5% Stockholders:
 Robert L. Hunter, Jr.                                                                 497,087               5.2%
 University of Texas Medical School
 Department of Pathology
 6431 Fannin  MSB2136
 Houston, Texas  77030

 AMRO International, S.A./11/                                                          565,445               5.8%
 C/o Ultra Finanz AG
 Grosmuensterplatz 6
 Zurich CH-8022 Switzerland

__________________________________
*  Less than 1%.


(1) Includes options to purchase 16,050 shares of Common Stock exercisable within 60 days.
(2) Includes options to purchase 143,639 shares of Common Stock exercisable within 60 days.
(3) Includes options to purchase 103,995 shares of Common Stock exercisable within 60 days.
(4) Includes options to purchase 101,083 shares of Common Stock exercisable within 60 days.
(5) Includes options to purchase 4,165 shares of Common Stock exercisable within 60 days.
(6) Includes options to purchase 6,207 shares of Common Stock exercisable within 60 days.
(7) Includes warrants to purchase 1,357,427 shares of Common Stock exercisable within 60 days. Mr. Luchese's business address is c/o CytRx Corporation, 154 Technology Parkway, Norcross, Georgia 30092.
(8) Includes options to purchase 23,930 shares of Common Stock exercisable within 60 days.
(9) Includes options to purchase 112,126 shares of Common Stock exercisable within 60 days.
(10) Includes options and warrants to purchase 1,868,622 shares of Common Stock exercisable within 60 days.
(11) Includes warrants to purchase 165,445 shares of Common Stock exercisable within 60 days.

                         DESCRIPTION OF CAPITAL STOCK

General

     We are authorized to issue up to 50,000,000 shares of common stock, $.001 par value per share, and 1,000 shares of preferred stock, $.01 par value per share. As of July 31, 2000, 10,062,696 shares of common stock were issued and outstanding. We have no preferred stock outstanding. All of the outstanding capital stock is and will be, fully paid and non-assessable.


Common Stock

     Holders of common stock are entitled to one vote per share. All actions submitted to a vote of stockholders are voted on by holders of common stock voting together as a single class. Holders of common stock are not entitled to cumulative voting in the election of directors.

     Holders of common stock are entitled to receive dividends in cash or in property on an equal basis, if and when dividends are declared on the common stock by our board of directors, subject to any preference in favor of outstanding shares of preferred stock, if there are any.

     In the event of liquidation of our company, all holders of common stock will participate on an equal basis with each other in our net assets available for distribution after payment of our liabilities and payment of any liquidation preferences in favor of outstanding shares of preferred stock, if there are any.

     Holders of common stock are not entitled to preemptive rights and the common stock is not subject to redemption.

     The rights of holders of common stock are subject to the rights of holders of any preferred stock that we designate or have designated. The rights of preferred stockholders may adversely affect the rights of the common stockholders.

Preferred Stock

     Our board of directors has the ability to issue up to 1,000 shares of Series A Junior Participating Preferred Stock without stockholder approval.

     Holders of Series A Junior Participating Preferred Stock are entitled to vote on any matter with the common stock. The number of votes per whole share of Series A Junior Participating Preferred Stock is equivalent to the number of votes a holder of 100 shares, as adjusted from time to time, of our common stock would receive (see Common Stock above).

     Holders of Series A Junior Participating Preferred Stock are entitled to receive dividends on each date dividends are paid to the holders of common stock in an amount per whole share of Series A Junior Participating Preferred Stock equivalent to the amount a holder of 100 shares, as adjusted from time to time, of our common stock would receive (see Common Stock above). Holders of Series A Junior Participating Preferred Stock are also entitled to receive an additional quarterly dividend in an amount per whole share equal to the excess (if any) of $1.00 over the aggregate dividends paid per whole share during the quarter. Dividends paid to the holders of Series A Junior Participating Preferred Stock shall be cumulative.

     As long as any shares of Series A Junior Participating Preferred Stock remain outstanding, no dividend (other than a dividend in common stock or other stock ranking junior to Series A Junior Participating Preferred Stock) shall be paid, unless the full cumulative dividends on all outstanding shares of Series A Junior Participating Preferred Stock has been paid.

     In the event of a merger, consolidation, reclassification or other transaction where common stock is exchanged for other stock, securities, cash, or any other property, the shares of Series A Junior Participating Preferred Stock shall similarly be exchanged in an amount per whole share equal to the aggregate amount of stock, securities, cash, or other property a holder of 100 shares, as adjusted from time to time, of common stock would receive.

     In the event of a liquidation of our company, before any distribution or payment is made to the holders of common stock or to any other stock ranking junior to the Series A Junior Participating Preferred Stock, a holder of Series A Junior Participating Preferred Stock is entitled to, per whole share of Series A Junior Participating Preferred Stock, the greater of $1.00 or the equivalent of the aggregate amount distributed or to be distributed to the holder of 100 shares, as adjusted from time to time, of common stock.

     The Series A Junior Participating Preferred Stock is not redeemable.

     The issuance of Series A Junior Participating Preferred Stock could adversely affect the voting power, liquidation rights or other rights held by owners of common stock or other series of preferred stock.

     The board of directors' authority to issue preferred stock without shareholder approval could make it more difficult for a third party to acquire control of our company, and could discourage any such attempt.

Shareholder Protection Rights Agreement

     On April 16, 1997, our Board of Directors declared a distribution of one right for each outstanding share of our common stock, to shareholders of record at the close of business on May 15, 1997 and for each share of common stock issued (including shares distributed from Treasury) by us thereafter and prior to the earlier of (i) ten business days (unless otherwise accelerated or delayed by the Board) following public announcement that a person or group of affiliated or associated persons has acquired, obtained the right to acquire, or otherwise obtained beneficial ownership of 15% or more of the then outstanding shares of our common stock, or (ii) ten business days (unless otherwise delayed by the Board) following the commencement of a tender offer or exchange offer that would result in the person or group beneficially owning 15% or more of our then outstanding shares of common stock.

     Each right entitles the registered holder to purchase from us one ten-thousandth (1/10,000th) of a share of Series A Participating Preferred Stock, par value $0.01 per share, at a purchase price of $30 per share, subject to adjustment. The description and terms of the rights are set forth in a Shareholder Protection Rights Agreement between us and American Stock Transfer & Trust Company, as Rights Agent, dated April 16, 1997.

     Generally, the rights only become exercisable the earlier of (i) ten business days (unless otherwise accelerated or delayed by the Board) following public announcement that a person or group of affiliated or associated persons has acquired, obtained the right to acquire, or otherwise obtained beneficial ownership of 15% or more of the then outstanding shares of our common stock, or
(ii) ten business days (unless otherwise delayed by the Board) following the commencement of a tender offer or exchange offer that would result in the person or group beneficially owning 15% or more of our then outstanding shares of common stock. A total of 1,000 shares of preferred stock has been reserved for issuance upon the exercise of the rights. The rights expire at the close of business on the tenth anniversary of the Rights Agreement unless we terminate them earlier.

     The provisions of the shareholder protection rights plan could have the effect of preventing, hindering or delaying our change in control or change in management.

     A copy of the Rights Agreement has been filed with the Securities and Exchange Commission as an Exhibit to our Current Report on Form 8-K dated April 16, 1997 and is incorporated into this registration statement by reference. The above summary description of the rights does not purport to be complete and is qualified in its entirety by reference to such exhibit.

Options and Warrants

     The common stock being registered pursuant to this Form S-1 include 150,000 shares issuable upon the exercise of a warrant held by Majorlink Holdings Limited under the private equity line of credit agreement, and 101,803 shares issuable upon the exercise of a warrant issued to Ladenburg Thalmann & Co., Inc. as a placement fee. The exercise price of these warrants is $2.25 and $3.438, respectively, and they may be exercised until April 28, 2003.

     As of May 31, 2000, 1,103,602 options for shares were outstanding under our stock option plans and 70,055 shares were available for future grants under our stock option plans. Additionally, we have granted warrants to purchase an aggregate of 1,382,427 shares of our common stock to Jack J. Luchese, pursuant to his employment contract. In addition to options granted through the stock option plans and warrants granted to Mr. Luchese, as of May 31, 2000 there were outstanding warrants to purchase 979,304 of our common stock held by consultants and investors.

     Holders of options and warrants do not have any of the rights or privileges of our stockholders, including voting rights, prior to exercise of the options and warrants. We have reserved sufficient shares of authorized common stock to cover the issuance of common stock subject to the options and warrants.

Antitakeover Effects of Provisions of Delaware Law and Our Certificate of Incorporation and Bylaws

     Provisions of Delaware law and our certificate of incorporation and bylaws could make the following more difficult:

     .  the acquisition of our capital stock by means of a tender offer;

     . the acquisition of our capital stock by means of a proxy contest or otherwise; or

     .  the removal of our incumbent officers and directors.


     These provisions, summarized below, are expected to discourage certain types of coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to negotiate first with our board. We believe that the benefits of increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging these proposals because negotiation of any proposals of this type could result in an improvement of their terms.


     Election and Removal of Directors. Our board of directors is divided into three classes. The directors in each class will serve for a three year term, with our stockholders electing one class each year. This system of electing and removing directors may tend to discourage a third party from making a tender offer or otherwise attempting to obtain control of us, because it generally makes it more difficult for stockholders to replace a majority of the directors.

     Stockholder Meetings. Under our bylaws, only the board of directors, the chairman of the board or the president may call special meetings of stockholders.

     Requirements for Advance Notification of Stockholder Nominations and Proposals. Our bylaws establish advance notice procedures for stockholder proposals and for the nomination of candidates for election as directors, other than nominations made by or at the direction of the board of directors or a committee of the board.

     Delaware Antitakeover Law. We are subject to Section 203 of the Delaware General Corporation Law, an antitakeover law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a business combination with an interested stockholder for a period of three years following the date the person became an interested stockholder, unless the business combination or the transaction in which the person became an interested stockholder is approved in the manner specified in Section 203. Generally, a business combination includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. Generally, an interested stockholder is a person who, together with affiliates and associates, owns or within three years prior to the determination of interested stockholder status did own 15% or more of a corporation's voting stock. The existence of this provision may have an antitakeover effect by discouraging takeover attempts not approved in advance by the board of directors, that might result in a premium over the market price for the shares of common stock held by stockholders.



Transfer Agent and Registrar

     The transfer agent for our common stock is American Stock Transfer & Trust Co., 40 Wall Street, New York, New York 10005.


                    PRIVATE EQUITY LINE OF CREDIT AGREEMENT

Overview

     Majorlink Holdings Limited, a British Virgin Islands corporation, and we signed a private equity line of credit agreement dated April 26, 2000, for the future issuance and purchase of shares of our common stock. The private equity line of credit agreement establishes what is sometimes termed an equity line of credit or an equity drawdown facility. In general, the drawdown facility operates like this: the investor, Majorlink, has committed, subject to the satisfaction of certain conditions, up to $5 million to purchase shares of our common stock over a thirty (30) month period beginning on the effective date of this registration statement. Once every sixteen (16) trading days, we may request a draw of up to $5,000,000 of that money, subject to a formula based on the average common stock price over a three (3) month period and the total trading volume for the same three (3) month period. Each draw down must be for at least $100,000. At the end of a ten (10) day trading period following the drawdown request (or "Put Notice"), Majorlink will provide us with the amount of money in our request, subject to limitations described below, and we will calculate the amount of shares we will issue to Majorlink in return for that money, based on the formula in the private equity line of credit agreement.

     Majorlink will receive a ten percent (10%) discount to the average of the nine (9) lowest average daily market prices of our common stock over a 15-day valuation period, weighted by trading volume. We will receive the amount of the drawdown less an escrow agent fee of $750 and a 7% placement fee payable to the placement agent, Ladenburg Thalmann & Co. Inc., which introduced Majorlink to us. Ladenburg Thalmann is not obligated to purchase any of our shares.

     In lieu of providing Majorlink with a minimum aggregate drawdown commitment, we have issued to them a stock purchase warrant to purchase 150,000 shares of our common stock with an exercise price of $3.438. Such exercise price was the volume-weighted average share price of our common stock on April 25, 2000, the day prior to the closing date. The warrant expires April 28, 2003.

     The listing requirements of The Nasdaq National Market prohibit us from issuing 20% or more of our issued and outstanding common shares in a single transaction if the shares may be issued for less than the greater of market value or book value. The private equity line of credit agreement provides that unless we obtain shareholder approval, we may not issue more than 19.9% of the number of shares of our common stock issued and outstanding on the closing date of the private equity line of credit agreement. The 19.9% is calculated in the aggregate of all draws made under the agreement as well as the common stock issued to Majorlink upon the exercise of the warrants issued under the private equity line of credit agreement. Based on shares of common stock issued and outstanding on April 26, 2000, the date of the private equity line of credit agreement, we may not issue more than 1,916,010 shares under that agreement and the Majorlink warrant without the approval of our shareholders. Because 150,000 shares are committed to the Majorlink warrant, if we wish to draw amounts under the private equity line of credit agreement which would cause an issuance of more 1,766,010 shares under that agreement, we must receive shareholder approval prior to any such drawdown. On June 27, 2000, at the annual meeting of stockholders, our stockholders voted to approve issuances of up to 5,000,000 shares of our common stock, to Majorlink under the private equity line of credit agreement, at a price lower than book or market value. Therefore, we would have to go back to our shareholders to issue any shares in excess of 5,000,000 under the private equity line of credit agreement. In the event we have such a vote, Majorlink will be able to vote any shares they have previously purchased.

The Drawdown Procedure and the Stock Purchases

     We may request a drawdown by delivering a Put Notice to Majorlink, stating the investment amount we intend to sell to Majorlink. The period beginning 9 trading days before the date the Put Notice is delivered and ending 5 trading days after the date the Put Notice is delivered is used to determine the purchase price Majorlink will pay for the shares and the number of shares of our common stock we will provide to Majorlink in exchange for the investment amount.

Amount of the Draw

     The amount of the drawdown may not exceed 4.125% of the weighted average price for the three (3) month period prior to the date the Put Notice is deemed delivered (the "Put Date") multiplied by the total trading volume for the same three (3) month period.

Number of Shares

     To determine the number of shares of common stock we must issue in connection with a drawdown, take the drawdown amount (or "Investment Amount"), divide it by 90% of the average of the nine (9) lowest average daily market prices of our common stock, weighted by trading volume, over a 15-day valuation period beginning nine (9) trading days before the Put Date and ending five (5) trading days after the Put Date. The 90% accounts for Majorlink's 10% discount.

Sample Calculation of Stock Purchases

     The following is an example of the calculation of the Investment Amount and the number of shares we would issue to Majorlink in connection with that drawdown based on hypothetical assumptions.

Sample drawdown amount calculation.

     We deliver a Put Notice to Majorlink on December 1, 2001, the Put Date. The weighted average price for the three (3) month period prior to the Put Date is $1.00 and the total trading volume for that same three month period is 2,500,000 shares. Therefore, the maximum Investment Amount we can request is 4.125% of $2,500,000 or $103,125.00.

Sample Calculation of Number of Shares

     Assume that the Investment Amount we request is the maximum Investment Amount calculated above, $103,125.00. Further assume that the average of the (9) lowest average daily market prices for our common stock, weighted by trading volume over a 15-day valuation period beginning nine (9) trading days before the Put Date and ending five (5) trading days after the Put Date is $0.75. The number of shares to be issued would be $103,125.00 divided by 90% of $0.75 or 152,778 shares.

     We would receive $103,125.00 less the 7% fee to the placement agent, less a $750 escrow fee, or $95,156.25. The delivery of the requisite number of shares and payment of the draw will take place through an escrow agent, Epstein, Becker & Green, P.C. of New York. The escrow agent pays 93% of the draw to us, after subtracting its escrow fee, and 7% to Ladenburg Thalmann & Co. Inc., our placement agent, in satisfaction of placement agent fees. Only one drawdown can occur every sixteen
(16) trading days.

Necessary Conditions Before Majorlink will Purchase our Shares

     The following conditions must be satisfied before Majorlink will purchase the common shares that we wish to sell from time to time:

     . All representations and warranties we made in the private equity line of credit agreement shall remain true and correct as of each Closing as though we made such representation and warranty on the date of Closing;

     . We shall have obtained all permits and qualifications required by any state for the offer and sale of our common stock to Majorlink;

     . We shall have delivered into escrow or to DTC the common shares being purchased;

     . We shall have delivered to Majorlink an opinion of counsel as described in the private equity line of credit agreement;

     . We shall have delivered to our transfer agent instructions reasonably satisfactory to Majorlink;

     . This registration statement shall have become and remain effective and available for resales of the common shares by Majorlink and neither we nor Majorlink shall have received notice that the SEC has issued or intends to issue a stop order or has otherwise suspended or withdrawn the effectiveness of this registration statement and no other suspension or withdrawal of the effectiveness of this registration statement or related prospectus shall exist;

     . We shall have satisfied all laws and regulations pertaining to the sale and issuance of the common shares to Majorlink;

     . We shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the private equity line of credit agreement, registration rights agreement and escrow agreement, to be performed, satisfied or complied with by us.

     . No court or governmental authority of competent jurisdiction shall have acted to prohibit any of the transactions under the private equity line of credit agreement;

     .  No event shall have occurred which has a material adverse effect on us;

     . The trading of our common stock shall not have been suspended and shall not have been delisted from a principal market;

     . We shall not have had knowledge of any event likely to effect this registration statement being suspended or otherwise ineffective within thirty (30) trading days following the notice of such event.

     . Sixteen (16) trading days shall have elapsed since the last drawdown request; and

     . Majorlink has received and is reasonably satisfied with other customary closing documents as they may reasonably request.

     A further condition is that Majorlink may not purchase more than 19.9% of our common shares issued and outstanding as of April 26, 2000, the date of the private equity line of credit agreement, without us obtaining approval from our shareholders for such excess issuance. In addition, the private equity line of credit agreement does not permit us to draw down funds if the issuance of shares of common stock to Majorlink pursuant to the drawdown would result in Majorlink owning more than 9.9% of our outstanding common stock on the drawdown exercise date.

Costs of Closing the Transaction

     At the closing of the transaction on April 26, 2000, we delivered the requisite opinion of counsel to Majorlink and paid the escrow agent, Epstein Becker & Green P.C., $10,000 for Majorlink's legal, administrative and escrow costs and for the ordinary services of the escrow agent for the closing of future draw downs. We also issued to Ladenburg Thalmann & Co. Inc. a warrant to purchase 101,803 shares of our common stock at an exercise price of $3.438 as a placement fee.

Termination of the Private Equity Line of Credit Agreement

     Majorlink may terminate the equity draw down facility under the private equity line of credit agreement if any of the following events occur:

     . Any stop order or suspension of the effectiveness of this registration statement issues for an aggregate of thirty (30) trading days during the 30 month term of the private equity line of credit agreement, with some exceptions.

     . Our common shares are delisted from The Nasdaq National Market unless such delisting is in connection with the listing of such shares on a comparable stock exchange in the United States;

     . Our common shares are no longer registered under Section 12(g) or 12(b) of the Exchange Act; or

     .  We cease to continue our corporate existence.

     In addition, after Majorlink has accepted $300,000 of draw requests, Majorlink may choose to not accept further draw requests in which event Majorlink will forfeit a pro rata share of the 150,000 warrants based upon that portion of the $5,000,000 that has not been previously honored. Once Majorlink has accepted $300,000 of draw requests, and if Majorlink refuses to accept any further draw requests, termination by us on the above terms is our sole remedy for Majorlink's failure to honor a draw request.

Indemnification of Majorlink

     Majorlink is entitled to customary indemnification from us for any losses or liabilities suffered by it based upon material misstatements or omissions from the registration statement and the prospectus, except as they relate to information supplied by Majorlink to us for inclusion in the registration statement and prospectus.


                             SELLING STOCKHOLDERS

Overview

     Common shares registered for resale under this prospectus constitute 61.3% of our issued and outstanding common shares as of March 31, 2000. The number of shares we are registering is based in part on our good faith estimate of the maximum number of shares we will issue to Majorlink under the private equity line of credit agreement. Accordingly, the number of shares we are registering for issuance under the private equity line of credit agreement may be higher than the number we actually issue under the private equity line of credit agreement.


Majorlink Holdings Limited

     Majorlink Holdings Limited is engaged in the business of investing in publicly traded equity securities for its own account. Majorlink's principal offices are located at Aeulestrasse 74, FL-9490 Vaduz, Liechtenstein. Investment decisions for Majorlink are made by its board of directors. The members of Majorlink's board of directors are Mr. Hans Gassner, Dr. Kurt Alig, and Dr. Alex Wiederkehr. Other than the warrants we issued to Majorlink in connection with closing the common stock purchase agreement, they do not currently own any of our securities as of the date of this prospectus. Other than its obligation to purchase common shares under the private equity line of credit agreement, it has no other commitments or arrangements to purchase or sell any of our securities. There are no business relationships between Majorlink and us other than the private equity line of credit agreement. Ladenburg Thalmann, the placement agent, is a broker-dealer headquartered in New York.


Ladenburg Thalmann & Co. Inc.

     Ladenburg Thalmann & Co. Inc. has acted as placement agent in connection with the common stock purchase agreement. Ladenburg Thalmann introduced us to Majorlink and assisted us with structuring the equity line of credit with Majorlink. Ladenburg Thalmann's duties as placement agent were undertaken on a reasonable best efforts basis only. It made no commitment to purchase shares from us and did not ensure us of the successful placement of any securities.

     This prospectus covers 101,803 shares of common stock issuable upon exercise of warrants we have issued to Ladenburg Thalmann as a placement fee for introducing us to Majorlink. Those warrants are exercisable at $3.438 per share and expire April 28, 2003. The decision to exercise any warrants issued, and the decision to sell the common stock issued pursuant to the warrants, will be made by Ladenburg Thalmann's officers and board of directors. Other than the warrants, Ladenburg Thalmann does not currently own any of our securities as of the date of this prospectus. Our agreement with Ladenburg Thalmann provides Ladenburg Thalmann with a right of first refusal for one year after completion of the offering under the common stock purchase agreement, as underwriter or placement agent, all of our financing arrangements at terms no less favorable than we could obtain in the market.

                              PLAN OF DISTRIBUTION

General

     Majorlink is offering the common shares for its account as statutory underwriter, and not for our account. We will not receive any proceeds from the sale of common shares by Majorlink. Majorlink may be offering for sale the shares of our common stock acquired by it pursuant to the terms of the private equity line of credit agreement more fully described under the section above entitled "The Private Equity Line of Credit Agreement" and the warrants we issued to it in connection with the transaction. Majorlink has agreed to be named as a statutory underwriter within the meaning of the Securities Act of 1933 in connection with such sales of common shares and will be acting as an underwriter in its resales of the common shares under this prospectus. Majorlink has, prior to any sales, agreed not to effect any offers or sales of the common shares in any manner other than as specified in the prospectus and not to purchase or induce others to purchase common shares in violation of any applicable state and federal securities laws, rules and regulations and the rules and regulations of The Nasdaq National Market.

     As of April 28, 2000, we had approximately 9,580,050 shares of common stock outstanding. The following table shows the number of shares we would issue to Majorlink and the price it would pay for those shares given the hypothetical variable shown in the table, if

     . we requested drawdowns of the maximum amount under the private equity line of credit agreement;

     .  we set a minimum per share price of $1.00;

     . we do not issue more shares to Majorlink under private equity line of credit agreement than we are currently registering for resale of the shares issued under the common stock purchase agreement.

 Volume-Weighted Average        Number of Shares Issuable to Majorlink under    Price per share paid
      Daily Price              the Private Equity Line of Credit Agreement(d)       by Majorlink
------------------------       ----------------------------------------------   --------------------
      $1.0000(a)                               5,555,556                             $0.9000
      $1.5106(b)                               3,677,822                             $1.3595
      $2.2659(c)                               2,451,821                             $2.0393

-----------------------------------
(a) Represents the lowest price at which our shares can remain listed on the Nasdaq National Market.
(b) Represents the average closing price for our common stock for the nine (9) lowest closing prices of our common stock for the period beginning nine (9) trading days before April 28, 2000 and ending five (5) trading days after April 28, 2000.
(c) Represents 150% of the average closing price for our common stock for the nine (9) lowest closing prices of our common stock for the period beginning nine (9) trading days before April 28, 2000 and ending five (5) trading days after April 28, 2000.
(d) The number of shares we would issue could be limited by a provision of the private equity line of credit agreement that prevents us from issuing shares to Majorlink to the extent Majorlink would beneficially own more than 9.9% of our then outstanding stock.



     To permit Majorlink to resell the common shares issued to it under the private equity line of credit agreement, we agreed to register those shares and to maintain that registration. To that end, we have agreed with Majorlink that we will prepare and file such amendments and supplements to the registration statement and the prospectus as may be necessary in accordance with the Securities Act and the rules and regulations promulgated thereunder, in order to keep it effective until the earliest of any of the following dates:

     . the date after which none of the common shares held by Majorlink or its transferees are or may become issued and outstanding;

     . the date after which all of the common shares held by Majorlink or its transferees have been sold pursuant to the Registration Statement;

     . the date that Majorlink or its transferees receive an opinion of our counsel that the common shares may be sold under the provisions of Rule 144 promulgated under the Securities Act;

     . the date after which all common shares have been transferred to persons who may trade such shares without restriction under the Securities Act, and we have delivered a new certificate or other evidence of ownership not bearing a restrictive legend; or

     . the date after which all of the common shares may be sold, in the opinion of our counsel, without limitation pursuant to Rule 144(k) promulgated under the Securities Act.

     Shares of common stock offered through this prospectus may be sold from time to time by Majorlink, or by pledgees, donees, transferees or other successors in interest. A supplement will be filed to name any such transferees. Such sales may be made on The Nasdaq National Market, on the over-the-counter market or otherwise at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated private transactions, or in a combination of these methods. The selling stockholders will act independently of us in making decisions with respect to the form, timing, manner and size of each sale. There is no existing arrangement between any selling stockholder, any other stockholder, broker, dealer, underwriter or agent relating to the sale or distribution of shares of common stock which may be sold by selling stockholders through this prospectus.

     The common shares may be sold in one or more of the following manners:

     . a block trade in which the broker or dealer so engaged will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

     .  purchases by a broker or dealer for its account under this prospectus;
        or

     . ordinary brokerage transactions and transactions in which the broker solicits purchases.

     In effecting sales, brokers or dealers engaged by the selling stockholders may arrange for other brokers or dealers to participate. Except as disclosed in a supplement to this prospectus, no broker-dealer will be paid more than a customary brokerage commission in connection with any sale of the common shares by the selling stockholders. Brokers or dealers may receive commissions, discounts or other concessions from the selling stockholders in amounts to be negotiated immediately prior to the sale. The compensation to a particular broker-dealer may be in excess of customary commissions. Profits on any resale of the common shares as a principal by such broker-dealers and any commissions received by such broker-dealers may be deemed to be underwriting discounts and commissions under the Securities Act of 1933. Any broker-dealer participating in such transactions as agent may receive commissions from the selling stockholders (and, if they act as agent for the purchaser of such common shares, from such purchaser).

     Broker-dealers may agree with the selling stockholders to sell a specified number of common shares at a stipulated price per share, and, to the extent such a broker dealer is unable to do so acting as agent for the selling stockholders, to purchase as principal any unsold common shares at price required to fulfill the broker-dealer commitment to the selling stockholders. Broker-dealers who acquire common shares as principal may thereafter resell such common shares from time to time in transactions (which may involve crosses and block transactions and which may involve sales to and through other broker-dealers, including transactions of the nature described above) in the over-the-counter market, in negotiated transactions or otherwise at market prices prevailing at the time of sale or at negotiated prices, and in connection with such resales may pay to or receive from the purchasers of such common shares commissions computed as described above. Such brokers or dealers and any other participating brokers or dealers may be deemed to be underwriters in connection with such sales.

     In addition, any common shares covered by this prospectus which qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this prospectus. We will not receive any of the proceeds from the sale of these common shares, although we have paid the expenses of preparing this prospectus and the related registration statement of which it is a part, and have reimbursed Majorlink $10,000 for its legal, administrative and escrow costs.

     Majorlink is subject to the applicable provisions of the Exchange Act, including without limitation, Rule 10b-5 and Regulation M thereunder. Under applicable rules and regulations under the Exchange Act, any person engaged in a distribution of the common shares may not simultaneously engage in market making activities with respect to such securities for a period beginning when such person becomes a distribution participant and ending upon such person's completion of participation in a distribution, including stabilization activities in the common shares to effect covering transactions, to impose penalty bids or to effect passive market making bids. In addition, in connection with the transactions in the common shares, Majorlink and we will be subject to applicable provisions of the Exchange Act and the rules and regulations under that Act, including, without limitation, the rules set forth above. These restrictions may affect the marketability of the common shares.

     The selling stockholders will pay all commissions and certain other expenses associated with the sale of the common shares.

     The price at which we will issue the common shares to Majorlink under the private equity line of credit agreement will be 90% of the average of the nine
(9) lowest average daily market prices of our common stock over a 15-day valuation period, weighted by trading volume on The Nasdaq National Market. Assuming we use the entire $5 million of financing available under the private equity line of credit agreement, underwriting compensation for Majorlink based on the discounted purchase price will be [$500,000], plus 200,000 warrants to purchase common stock at $3.438 per share issued April 26, 2000.

Limited Grant of Registration Rights

     We granted registration rights to Majorlink to enable it to sell the common stock it purchases under the common stock purchase agreement. In connection with any such registration, we will have no obligation -

     . to assist or cooperate with Majorlink in the offering or disposition of such shares;

     . to indemnify or hold harmless the holders of any such shares (other than Majorlink) or any underwriter designated by such holders;

     . to obtain a commitment from an underwriter relative to the sale of any such shares; or

     .  to include such shares within any underwritten offering we do.

     We will assume no obligation or responsibility whatsoever to determine a method of disposition for such shares or to otherwise include such shares within the confines of any registered offering other than the registration statement of which this prospectus is a part.

     We will use our best efforts to file, during any period during which we are required to do so under our registration rights agreement with Majorlink, one or more post-effective amendments to the registration statement of which this prospectus is a part to describe any material information with respect to the plan of distribution not previously disclosed in this prospectus or any material change to such information in this prospectus. This obligation may include, to the extent required under the Securities Act of 1933, that a supplemental prospectus be filed, disclosing

     .  the name of any broker-dealers;

     .  the number of common shares involved;

     .  the price at which the common shares are to be sold;

     . the commissions paid or discounts or concessions allowed to broker-dealers, where applicable;

     . that broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, as supplemented; and

     .  any other facts material to the transaction.

     Our registration rights agreement with Majorlink permits us to restrict the resale of the shares Majorlink has purchased from us under the private equity line of credit agreement for a period of time sufficient to permit us to amend or supplement this prospectus to include material information. We may restrict Majorlink for up to 30 consecutive days without penalty.

                                 LEGAL MATTERS

       The validity of the shares of common stock issued in this offering will be passed upon for us by Alston & Bird LLP, Atlanta, Georgia.

                                    EXPERTS

     Ernst & Young LLP, independent auditors, have audited our consolidated financial statements and schedule at December 31, 1999 and 1998, and for each of the three years in the period ended December 31, 1999, as set forth in their report. We've included our financial statements and schedule in the prospectus and elsewhere in the registration statement in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

                             ADDITIONAL INFORMATION

     We have filed with the Securities and Exchange Commission a Registration Statement (of which this prospectus is a part) under the Securities Act of 1933, as amended, relating to the common stock we are offering. This prospectus does not contain all the information that is in the Registration Statement. Portions of the Registration Statement have been omitted as allowed by the rules and regulations of the Securities and Exchange Commission. Statements in this prospectus that summarize documents are not necessarily complete, and in each case you should refer to the copy of the document filed as an exhibit to the Registration Statement.

     For further information regarding our company and our common stock, please see the Registration Statement and its exhibits and schedules. You may examine the Registration Statement free of charge at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the regional offices of the Commission at Suite 1400, 500 West Madison Street, Chicago, Illinois 60661 and 7 World Trade Center, Thirteenth Floor, New York, New York 10048. Copies of the Registration Statement may also be obtained from the public reference facilities of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, or by calling the Commission at 1-800-SEC-0330, at prescribed rates.

     In addition, the Registration Statement and other public filings can be obtained from the Commission's Web site at http://www.sec.gov. We intend to furnish our stockholders written annual reports containing audited financial statements certified by an independent public accounting firm.

                               CYTRX CORPORATION

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS
                        AND FINANCIAL STATEMENT SCHEDULE

Consolidated Financial Statements as of December 31, 1999
---------------------------------------------------------
Consolidated Balance Sheets as of December 31, 1999 and 1998    F-2

Consolidated Statements of Operations (restated)
  for the Years Ended December 31, 1999, 1998 and 1997          F-3

Consolidated Statements of Stockholders' Equity
  for the Years Ended December 31, 1999, 1998 and 1997          F-4

Consolidated Statements of Cash Flows
  for the Years Ended December 31, 1999, 1998 and 1997          F-5

Notes to Consolidated Financial Statements                      F-6

Report of Independent Auditors                                  F-15

Financial Statement Schedule
  Schedule II - Valuation and Qualifying Accounts               F-16

Condensed Consolidated Financial Statements as of March 31, 2000
----------------------------------------------------------------

Condensed Consolidated Balance Sheets
as of March 31, 2000 (unaudited) and December 31, 1999          F-17

Condensed Consolidated Statements of Operations (restated)
  (unaudited) for the Three Month Periods Ended
  March 31, 2000 and 1999                                       F-18

Condensed Consolidated Statements of Cash Flows (unaudited)
  for the Three Month Periods Ended March 31, 2000 and 1999     F-19

Notes to Condensed Consolidated Financial Statements            F-20

                               CYTRX CORPORATION
                          CONSOLIDATED BALANCE SHEETS

                                                                                            December 31,
                                                                              --------------------------------------
                                                                                      1999                 1998
                                                                              -----------------    -----------------
ASSETS
Current assets:
    Cash and cash equivalents                                                      $  3,031,893         $  8,855,375
    Short-term investments                                                                    -            6,417,066
    Accounts receivable                                                                 174,292               83,249
    Note receivable                                                                           -              300,000
    Inventories                                                                           6,480               10,935
    Other current assets                                                                202,610               10,377
                                                                              -----------------    -----------------

                 Total current assets                                                 3,415,275           15,677,002

Property and equipment, net                                                           2,641,810              195,030

Other assets:
    Acquired developed technology, net                                                        -              600,000
    Other assets                                                                         70,978              169,536
                                                                              -----------------    -----------------
                 Total other assets                                                      70,978              769,536
                                                                              -----------------    -----------------
                 Total assets                                                      $  6,128,063         $ 16,641,568
                                                                              =================    =================


LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
    Accounts payable                                                               $    629,738         $    540,089
    Accrued expenses and other current liabilities                                    2,121,999            1,409,034
                                                                              -----------------    -----------------
                 Total current liabilities                                            2,751,737            1,949,123

Long-term debt                                                                          650,000                    -

Other long-term liabilities                                                           1,693,638                    -

Minority interest in Vaxcel, Inc.                                                             -                3,897

Commitments

Stockholders' equity:
    Preferred Stock, $.01 par value, 1,000 shares authorized,
                 including 1,000 shares of Series A Junior Participating
                 Preferred Stock; no shares issued and outstanding                            -                    -
    Common stock, $.001 par value, 18,750,000 shares authorized;
                 8,373,853 and 8,236,926 shares issued at December 31, 1999
                 and 1998, respectively                                                   8,374                8,237
    Additional paid-in capital                                                       67,805,871           66,423,577
    Treasury stock, at cost (633,816 and 625,816 shares held at
                 December 31, 1999 and 1998, respectively)                           (2,279,238)          (2,270,238)
    Accumulated deficit                                                             (64,502,319)         (49,473,028)
                                                                              -----------------    -----------------

                 Total stockholders' equity                                           1,032,688           14,688,548
                                                                              -----------------    -----------------

                 Total liabilities and stockholders' equity                        $  6,128,063         $ 16,641,568
                                                                              =================    =================

                            See accompanying notes.

                               CYTRX CORPORATION
                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                                        Year Ended December 31,
                                                                 ------------------------------------------------------------------
                                                                          1999                    1998                    1997
                                                                       (restated)              (restated)              (restated)
                                                                 -------------------     -------------------     ------------------
Revenues:
     Net service revenues                                               $    322,536             $   350,789            $   422,039
     Interest income                                                         462,634               1,007,019                751,526
     Grant revenue                                                           464,442                 511,375                 94,477
     Other                                                                   141,848                 244,353                535,303
                                                                 -------------------     -------------------     ------------------
                                                                           1,391,460               2,113,536              1,803,345

Expenses:
     Cost of service revenues                                                239,840                 187,047                242,343
     Research and development                                             12,811,925               7,305,835              3,605,408
     Selling, general and administrative                                   3,609,613               2,312,062              2,281,413
     Interest                                                                      -                  45,888                293,048
                                                                 -------------------     -------------------     ------------------
                                                                          16,661,378               9,850,832              6,422,212
                                                                 -------------------     -------------------     ------------------

Loss from continuing operations before extraordinary item                (15,269,918)             (7,737,296)            (4,618,867)

Income (loss) from discontinued operations                                   236,730               2,329,352             (1,676,612)
Minority interest in discontinued operations                                  (3,897)               (614,585)              (242,487)
                                                                 -------------------     -------------------     ------------------

Loss before extraordinary item                                           (15,029,291)             (4,793,359)            (6,052,992)
Extraordinary item:
     Loss on early extinguishment of debt                                          -                (325,120)                     -
                                                                 -------------------     -------------------     ------------------

Net loss                                                                $(15,029,291)            $(5,118,479)           $(6,052,992)
                                                                 ===================     ===================     ==================

Basic and diluted income (loss) per common
 share:
     Continuing operations                                              $      (1.99)            $     (1.01)           $      (.62)
     Discontinued operations                                                    0.03                    0.38                   (.20)
     Extraordinary item                                                            -                   (0.04)                     -
                                                                 -------------------     -------------------     ------------------
     Net loss                                                           $      (1.96)            $     (0.67)           $     (0.82)
                                                                 ===================     ===================     ==================

Basic and diluted weighted average shares outstanding                      7,652,227               7,625,578              7,424,372

                            See accompanying notes.

                               CYTRX CORPORATION
                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                                                  Common Stock
                                             ---------------------  Additional
                                                 Shares               Paid-in      Accumulated      Treasury
                                                 Issued    Amount     Capital        Deficit          Stock          Total
                                             --------------------------------------------------------------------------------
Balance at December 31, 1996                    7,945,203   $7,945   $62,653,015   $(38,301,557)   $(2,021,669)  $ 22,337,734
     Issuance of common stock                      41,238       41       169,373              -              -        169,414
     Purchase of treasury stock                         -        -             -              -       (176,864)      (176,864)
     Unrealized gain on sale of shares
          of subsidiary                                 -        -     2,706,397              -              -      2,706,397
     Beneficial conversion feature of
          convertible debentures                        -        -       264,706              -              -        264,706
     Net loss                                           -        -             -     (6,052,992)             -     (6,052,992)
                                             --------------------------------------------------------------------------------
Balance at December 31, 1997                    7,986,441    7,986    65,793,491    (44,354,549)    (2,198,533)    19,248,395
     Issuance of common stock                     250,485      251       630,086              -              -        630,337
     Purchase of treasury stock                         -        -             -              -        (71,705)       (71,705)
     Net loss                                           -        -             -     (5,118,479)             -     (5,118,479)
                                             --------------------------------------------------------------------------------
Balance at December 31, 1998                    8,236,926    8,237    66,423,577    (49,473,028)    (2,270,238)    14,688,548
     Issuance of common stock                     136,927      137       339,078              -              -        339,215
     Issuance of stock options/warrants                 -        -     1,043,216              -              -      1,043,216
     Purchase of treasury stock                         -        -             -              -         (9,000)        (9,000)
     Net loss                                           -        -             -    (15,029,291)             -    (15,029,291)
                                             --------------------------------------------------------------------------------
Balance at December 31, 1999                    8,373,853   $8,374   $67,805,871   $(64,502,319)   $(2,279,238)  $  1,032,688
                                             ================================================================================

                            See accompanying notes.

                               CYTRX CORPORATION
                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                          Year Ended December 31,
                                                                       ----------------------------------------------------------
                                                                              1999                 1998                 1997
                                                                       ----------------    -----------------    -----------------
Cash flows from operating activities:
    Net loss                                                               $(15,029,291)         $(5,118,479)        $ (6,052,992)
    Adjustments to reconcile net
      loss to net cash used in operating activities:
      Depreciation                                                               68,377              216,811              607,349
      Amortization                                                                    -              282,732              145,644
      Gain on sales of subsidiary operations                                   (240,196)          (7,012,305)                   -
      Gain on sale of real estate                                                     -             (433,786)                   -
      Charge for acquired incomplete research and development                         -                    -              951,017
      Charge for beneficial conversion feature of
         convertible debentures                                                       -                    -              264,706
      Impairment loss (discontinued operations)                                       -            3,212,615                    -
      Extraordinary loss on early extinguishment of debt                              -              325,120                    -
      Minority interest in net loss of subsidiary                                (3,897)            (614,585)            (242,487)
      Stock option expense                                                    1,043,216                    -                    -
      Changes in assets and liabilities:
         Receivables                                                            (91,043)           1,082,390             (979,874)
         Inventories                                                              4,455            1,037,197           (2,263,290)
         Notes receivable                                                       300,000              100,000                    -
         Other assets                                                           (93,675)              98,545              537,902
         Accounts payable                                                       546,019              208,884              640,383
         Unearned revenue                                                             -              172,380              (85,005)
         Other liabilities                                                    1,950,233             (495,323)             382,053
                                                                       ----------------    -----------------    -----------------
    Total adjustments                                                         3,483,489           (1,819,325)             (41,602)
                                                                       ----------------    -----------------    -----------------
      Net cash used in operating activities                                 (11,545,802)          (6,937,804)          (6,094,594)

Cash flows from investing activities:
    Purchases of held-to-maturity securities                                          -           (6,417,066)         (22,103,140)
    Maturities of held-to-maturity securities                                 6,417,066                    -           32,399,348
    Decrease in long-term investments                                                 -            5,326,647                    -
    Net proceeds from sales of subsidiary operations                            240,196            8,336,985                    -
    Net proceeds from sale of technology                                        600,000                    -                    -
    Net proceeds from sale of real estate                                             -            4,260,747                    -
    Net cash paid for acquisition                                                     -                    -           (1,257,974)
    Capital expenditures, net                                                (2,515,157)             (13,317)            (273,755)
                                                                       ----------------    -----------------    -----------------
      Net cash provided by investing activities                               4,742,105           11,493,996            8,764,479

Cash flows from financing activities:
    Net proceeds from issuance of common stock                                  339,215              125,880              169,414
    Redemption of debt                                                                -           (1,650,000)                   -
    Purchase of treasury stock                                                   (9,000)             (71,705)            (176,864)
    Proceeds from issuance of debt, net of issuance costs                       650,000                    -            1,803,366
                                                                       ----------------    -----------------    -----------------
      Net cash provided by (used in) financing activities                       980,215           (1,595,825)           1,795,916
                                                                       ----------------    -----------------    -----------------

Net increase (decrease) in cash and cash equivalents                         (5,823,482)           2,960,367            4,465,801
Cash and cash equivalents at beginning of year                                8,855,375            5,895,008            1,429,207
                                                                       ----------------    -----------------    -----------------
Cash and cash equivalents at end of year                                   $  3,031,893          $ 8,855,375         $  5,895,008
                                                                       ================    =================    =================

Supplemental disclosure of cash flow information:
    Cash paid during the year for interest                                 $          -          $    45,888         $     23,342
                                                                       ================    =================    =================

                            See accompanying notes

                               CYTRX CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


1.  Nature of Business and Need for Additional Capital

  CytRx Corporation ("CytRx" or "the Company") is a biopharmaceutical company engaged in the development and commercialization of high-value human therapeutics. The Company's current research and development focus is on vascular-occlusive disorders. CytRx also has a research pipeline with opportunities in the areas of acute respiratory disorders, infectious disease, gene and drug delivery, vaccines, and animal feed additives.

  The Company also markets the services of its small group of human resources professionals under the name of Spectrum Recruitment Research ("Spectrum") as a way of offsetting the Company's cost of maintaining this function. Spectrum's services are marketed primarily within metropolitan Atlanta, Georgia. The Company's operational focus is on the development and commercialization of pharmaceutical products; the Spectrum operations were formed as an ancillary activity.

  At December 31, 1999, the Company had net assets of $1,033,000 and working capital of $664,000. During the first quarter of 2000, the Company terminated the services of twelve of its employees as part of its efforts to conserve its cash resources and has further reduced its operations by suspending most of its technology development efforts requiring significant expenditures. The Company has incurred losses from operations since inception, and the ongoing ability of the Company to operate as a going concern with the current portfolio of technologies under development will be determined by the results of technology licensing efforts and/or the actual proceeds of any fund-raising activities. If the Company is unable to raise significant additional funds, it will be limited in its ability to advance its technologies under development.

During the first quarter of 2000, the Company took certain steps to improve its financial condition (see Notes 7 and 16). The Company believes that the proceeds of these transactions will allow the Company to operate throughout the remainder of 2000, but that additional funds will be needed to significantly advance any of the Company's technologies under development.

2.  Summary of Significant Accounting Policies


  Basis of Presentation - The consolidated financial statements include the accounts of CytRx together with those of its majority-owned subsidiaries. As more thoroughly discussed in Note 13, the Company's activities with regard to its Titermax product line, as well as the operations of Proceutics, Inc. ("Proceutics"), CytRx Animal Health, Inc. ("CytRx Animal Health") (formerly VetLife, Inc.), and Vaxcel, Inc. ("Vaxcel") are presented as discontinued operations for all periods presented. The Company has restated all periods presented to give effect to the treatment of the sale of its Titermax product line in June 2000 as a discontinued operation.

  Cash Equivalents - The Company considers all highly liquid debt instruments with an original maturity of 90 days or less to be cash equivalents. Cash equivalents consist primarily of commercial paper and amounts invested in money market accounts.

  Investments - Management determines the appropriate classification of debt securities at the time of purchase and reevaluates such designation as of each balance sheet date. Debt securities are classified as held-to-maturity when the Company has the positive intent and ability to hold the securities to maturity. Held-to-maturity securities are stated at amortized cost. Marketable equity securities and debt securities not classified as held-to-maturity are classified as available-for-sale. Available-for-sale securities are carried at fair value, with the unrealized gains and losses reported in a separate component of stockholders' equity. Realized gains and losses are included in investment income and are determined on a first-in, first-out basis (see Note 3).

  Fair Value of Financial Instruments - The carrying amounts reported in the balance sheet for cash and cash equivalents, investments, accounts receivable, notes receivable and accounts payable approximate their fair values. The carrying amount reported in the balance sheet for long-term debt approximates its fair value. The fair value of such long-term debt is estimated using discounted cash flow analyses based on the Company's current incremental borrowing rate for similar types of borrowing arrangements.

  Inventories - Inventories are valued at the lower of cost or market using the first-in, first-out (FIFO) method.

  Property and Equipment - Property and equipment are stated at cost and depreciated using the straight-line method based on the estimated useful lives (five years for equipment and furniture) of the related assets. Leasehold improvements are amortized over the term of the related lease or other contractual arrangement. As of December 31, 1999, the Company had capitalized approximately $2.5 million of equipment and leasehold improvements which were not placed in service as of that date.

  Acquired Developed Technology and Other Intangibles - Acquired developed technology and other intangible assets, primarily goodwill, (see Note 13) are amortized over their estimated useful lives (fifteen years) on a straight-line basis. Management continuously monitors and evaluates the realizability of recorded acquired developed technology and other intangible assets to determine whether their carrying values have been impaired. In accordance with Financial Accounting Standards Board ("FASB") Statement No. 121, Accounting for the Impairment of Long-Lived Assets, the Company records impairment losses on long-lived assets used in operations when events and circumstances indicate that the assets might be impaired and the undiscounted cash flows estimated to be generated by those assets are less than the carrying amount of those assets. Any impairment loss is measured by comparing the fair value of the asset to its carrying amount. As more fully discussed in Note 13, during 1998 management evaluated these assets and recorded a provision for impairment of such assets.

  Patents and Patent Application Costs - Although the Company believes that its patents and underlying technology have continuing value, the amount of future benefits to be derived therefrom is uncertain. Patent costs are therefore expensed rather than capitalized.

  Accrued Expenses and Other Liabilities - Accrued expenses and other liabilities at December 31 are summarized below (in thousands). The headings correspond to the captions on the accompanying Balance Sheet.

                                                                     Accrued Expenses and Other
                                                                     --------------------------
                                                                         Current Liabilities            Other Long-Term Liabilities
                                                                         -------------------            ---------------------------
                                                                        1999              1998               1999          1998
                                                                  ----------------  ----------------    --------------  -----------
                        Clinical research activities                        $  631            $  455            $  966  $         -
                        Scientific and regulatory activities                   564                83               460            -
                        Chemical plant construction                            146                 -               228            -
                        Deferred revenue                                       233               261                 -            -
                        Employee incentives & severance                        233               142                 -            -
                        Other miscellaneous                                    315               468                40            -
                                                                            ------            ------            ------  -----------
                        Total                                               $2,122            $1,409            $1,694  $         -
                                                                            ======            ======            ======  ===========

  Basic and Diluted Loss per Common Share - Basic and diluted loss per share are computed based on the weighted average number of common shares outstanding. Common share equivalents (which may consist of options and warrants) are excluded from the computation of diluted loss per share since the effect would be antidilutive.

  Shares Reserved for Future Issuance - As of December 31, 1999, the Company has reserved approximately 3,200,000 of its authorized but unissued shares of common stock for future issuance pursuant to stock options and warrants and employee benefit plans.

  Revenue Recognition - Sales are recognized at the time products are shipped or services rendered. The Company does not require collateral or other securities for sales made on credit. Revenues from collaborative research arrangements and grants are generally recorded as the related costs are incurred. The costs incurred under such arrangements approximated the revenues reported in the accompanying statements of operations.

  Sale of Stock by a Subsidiary - The Company does not recognize gains on the sale of previously unissued stock of subsidiaries when there are significant uncertainties regarding the Company's ability to ultimately realize its investment in the subsidiary. Such gains are reflected as additional paid-in capital in the Company's consolidated financial statements.

  Stock-based Compensation - The Company grants stock options and warrants for a fixed number of shares to key employees and directors with an exercise price equal to the fair market value of the shares at the date of grant. The Company accounts for stock option grants and warrants in accordance with APB Opinion No. 25, Accounting for Stock

Issued to Employees ("APB 25"), and, accordingly, recognizes no compensation expense for the stock option grants and warrants for which the terms are fixed. For stock option grants and warrants which vest based on certain corporate performance criteria, compensation expense is recognized to the extent that the quoted market price per share exceeds the exercise price on the date such criteria are achieved or are probable. In October 1995, the FASB issued Statement of Financial Accounting Standards No. 123, Accounting for Stock-based Compensation ("Statement 123"), which provides an alternative to APB 25 in accounting for stock-based compensation issued to employees. However, the Company has continued to account for stock-based compensation in accordance with APB 25 (See Note 9). The Company has also granted stock options and warrants to certain consultants and other third parties. Stock options and warrants granted to consultants and other third parties are valued at the fair market value of the options and warrants granted or the services received, whichever is more reliably measurable. Expense is recognized in the period in which the services are received.

  Concentrations of Credit Risk - Financial instruments that potentially subject the Company to significant concentrations of credit risk consist principally of cash and cash equivalents. The Company maintains cash and cash equivalents in large well-capitalized financial institutions and the Company's investment policy disallows investment in any debt securities rated less than "investment-grade" by national ratings services.

  Use of Estimates - The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

  Segment Information - Effective January 1, 1998, the Company adopted FASB Statement No. 131, Disclosures about Segments of an Enterprise and Related Information ("Statement 131"). Statement 131 superceded FASB Statement No. 14, Financial Reporting for Segments of a Business Enterprise. Statement 131 establishes standards for the way that public business enterprises report information about operating segments in annual financial statements and requires that those enterprises report selected information about operating segments in interim financial reports. Statement 131 also establishes standards for related disclosures about products and services, geographic areas, and major customers. The adoption of Statement 131 did not affect results of operations or financial position, but did affect the disclosure of segment information. See Note 15.

3.  Investments

  At December 31, 1999, the Company held no investments. At December 31, 1998, the Company had classified all of its investments (consisting entirely of corporate debt securities) as held-to-maturity, of which $8,457,000 and $6,417,000 were included in cash and cash equivalents and short-term investments, respectively, in the accompanying consolidated balance sheets. Investments held at December 31, 1998 are summarized below (in thousands):

                                                                                    1998
                                                                                -------------
                         Cost                                                        $14,874
                         Gross Unrealized Gains                                            3
                         Gross Unrealized Losses                                         (38)
                                                                                     -------
                         Fair Market Value                                           $14,839
                                                                                     =======

4.    Property and Equipment

      Property and equipment at December 31 consist of the following (in thousands):

                                                                                                    1999           1998
                                                                                                -------------  -------------
                         Equipment and furnishings                                                    $2,200          $ 799
                         Leasehold improvements                                                          969              -
                                                                                                      ------          -----
                                                                                                       3,169            799
                         Less accumulated depreciation                                                  (527)          (604)
                                                                                                      ------          -----
                                                                                                      $2,642          $ 195
                                                                                                      ======          =====

5.    6% Convertible Debentures

  In October 1997, the Company privately placed with certain investors $2,000,000 of convertible notes (the "Debentures") with an original maturity of October, 2001. The Debentures were convertible on and after December 31, 1997 into shares of CytRx Common Stock at a price of the lesser of (a) 85% of the average closing bid price for the 10 days preceding the conversion, or (b) $5.68 per share. Such beneficial conversion feature was determined to have a fair value of $265,000 at the date of issuance and was amortized to interest expense from the date of issuance through the date the Debentures first became convertible. The Debentures were sold at par and bore interest at a rate of 6% per annum. The provisions for conversion of the Debentures allowed the Company, at its discretion, to disallow conversions below $4.00 per share by redeeming the amount attempted to be converted at a 10% premium. Also, in connection with the issuance of the Debentures, the investors were issued two-year warrants to purchase 40,000 shares of CytRx Common Stock at an exercise price of $5.68. The fair value of such warrants was determined to be insignificant. The warrants expired unexercised in 1999.

  In February and March 1998, $500,000 of the Debentures were converted into 204,104 shares of common stock. In February and May 1998, $1,500,000 of the Debentures were redeemed by the Company and total redemption premiums of $150,000 were paid. In addition, $175,000 of previously capitalized debt issue costs were expensed. The redemption premiums and debt issue costs ($325,000 total) are reflected as an extraordinary item in the statement of operations as loss on early extinguishment of debt. At December 31, 1998 and 1999 there were no remaining outstanding Debentures.

6.  Long Term Debt

  In June 1999, the Company entered into a Purchase Agreement for the design and construction of manufacturing equipment for commercial production of FLOCOR(TM). The Purchase Agreement called for, among other things, certain progress payments to be made, with the final payment of $650,000 due 18 months after installation of the equipment or 12 months after FDA approval of FLOCOR(TM) (the "Note"). The Note bears interest of 12% annually, payable monthly beginning in the first month after installation of the equipment. CytRx accepted installed delivery of the equipment in February 2000; the Note is reflected in the accompanying Balance Sheet as Long Term Debt. In February 2000, the Note was cancelled in exchange for a cash payment of $200,000 and the issuance of Common Stock (see
Note 7).

7. Exchange of Common Stock for Cancellation of Accounts Payable, Accrued Expenses and Debt

  During the first quarter of 2000, the Company reached agreements with certain of its trade creditors whereby an aggregate of $1,894,000 of trade payables was cancelled in exchange for issuance of approximately 758,000 shares of CytRx Common Stock. Of this amount, $1,694,000 existed at December 31, 1999, and has accordingly been classified as long-term liabilities on the accompanying Balance Sheet. The Company also cancelled $650,000 of long-term debt (see Note 6) in exchange for a cash payment of $200,000 and the issuance of 180,000 shares of CytRx Common Stock.

8.  Commitments and Contingencies

  Rental expense from continuing operations under operating leases during 1999, 1998 and 1997 approximated $212,000, $154,000 and $13,000, respectively.
Minimum annual future obligations for operating leases are $160,000, $165,000, $171,000, $178,000, $185,000 and $678,000 in 2000, 2001, 2002, 2003, 2004 and
2005 and beyond, respectively. Aggregate minimum future subrentals the Company expects to receive under noncancellable subleases total approximately $43,000 at December 31, 1999.

9.  Stock Options and Warrants

  CytRx has stock option plans pursuant to which certain key employees and directors are eligible to receive incentive and/or nonqualified stock options to purchase shares of CytRx's common stock. The options granted under the plans generally become exercisable over a three year period from the dates of grant and have lives of ten years. Certain options granted to the Company's executive officers and others contain alternative or additional vesting provisions based on the achievement of corporate objectives. Additionally, the Company has granted warrants to purchase shares of the Company's common stock to its President and Chief Executive Officer subject to vesting criteria as set forth in his warrant agreements; such warrants have lives of ten years from the dates of grant. Exercise prices of all options and warrants for employees and directors are set at the fair market values of the common stock on the dates of grant. During 1998, the Company repriced all outstanding options held by current employees to the then current market value. No compensation expense was recorded for employees or directors for the three years ended December 31, 1998; however, during 1999 the vesting criteria for 680,238 options and warrants was achieved, resulting in $689,000 of compensation expense which was recorded in the first quarter of 1999. During 1999, services were received in exchange for options and warrants issued to certain consultants. Aggregate non-cash charges of $355,000 were recognized in 1999 for the services received.

  A summary of the Company's stock option and warrant activity and related information for the years ended December 31 is shown below.

                                                            Warrants and Options               Weighted Average Exercise Price
                                                 --------------------------------------------  ---------------------------------
                                                        1999            1998         1997            1999          1998    1997
                                                 ------------------  -----------  -----------  -----------------  ------  ------
           Outstanding - beginning of year               2,258,308    1,439,297    1,237,031               $1.17   $4.87   $5.00
           Granted                                         961,750      902,488      221,700                2.25    2.65    4.35
           Exercised                                       (12,103)           -            -                1.00       -       -
           Forfeited                                       (70,103)     (83,477)     (19,434)               5.91    4.37    6.64
           Expired                                               -            -            -                   -       -       -
                                                        ----------   ----------   ----------
           Outstanding - end of year                     3,137,852    2,258,308    1,439,297               $1.43   $1.17   $4.87
                                                        ==========   ==========   ==========

           Exercisable at end of year                    2,170,107    1,104,620      940,541               $1.25   $1.33   $5.22

           Weighted average fair value of
              options and warrants granted
              during the year:                               $1.59        $2.30        $3.97

  The following table summarizes additional information concerning options and warrants outstanding and exercisable at December 31, 1999:

                                    Options Outstanding                                 Options Exercisable
           -------------------------------------------------------------------  -----------------------------------
                                                    Weighted
                                                    Average
                                                   Remaining       Weighted           Number            Weighted
               Range of                           Contractual      Average           Of Shares          Average
            Exercise Prices     Number of Shares  Life (years)  Exercise Price      Exercisable      Exercise Price
            ----------------    ----------------  ------------  --------------  -------------------  --------------
            $    1.00                  2,126,102          6.3            $1.00            1,830,107           $1.00
                 2.13 - 2.75             999,250          6.9             2.27              332,500            2.50
                 7.75                     12,500          5.2             7.75                7,500            7.75
                                       ---------                                          ---------
                                       3,137,852          6.5             1.43            2,170,107            1.25
                                       =========                                          =========

  The Company has elected to follow APB 25 and related Interpretations in accounting for employee stock options and warrants because, as discussed below, the alternative fair value accounting provided for under Statement 123 requires use of option valuation models that were not developed for use in valuing employee stock options.

  Pro forma information regarding net loss and loss per share is required by Statement 123, which also requires that the information be determined as if the Company had accounted for employee stock options granted and warrants issued subsequent to December 31, 1994 under the fair value method of that Statement. The fair value for the Company's options and warrants to employees was estimated at the date of grant using a Black-Scholes option pricing model with the following assumptions:

                                                                                            1999           1998          1997
                                                                                       --------------  ------------  ------------
                         Weighted average risk free interest rate                               6.27%         5.64%         6.22%
                         Dividend yields                                                           0%            0%            0%
                         Volatility factors of the expected market
                         price of the Company's common stock                                   1.046         1.026         1.055
                         Weighted average life of the option (years)                               8             8             8

  The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

  For purposes of pro forma disclosures, the estimated fair value of the employee options and warrants is amortized to expense over the options' vesting periods. The Company's pro forma information is as follows (in thousands, except per share data):

                                                                                       1999           1998            1997
                                                                                   -------------  -------------  --------------
                         Pro forma net loss                                            $(16,505)       $(6,521)        $(6,969)
                         Pro forma net loss per share (basic
                            and diluted)                                               $  (2.16)       $  (.86)        $  (.94)

10.  Shareholder Protection Rights Plan

  Effective April 16, 1997, the Company's Board of Directors declared a distribution of one Right for each outstanding share of the Company's common stock to stockholders of record at the close of business on May 15, 1997 and for each share of common stock issued by the Company therafter and prior to a Flip-in Date (as defined below). Each Right entitles the registered holder to purchase from the Company one-ten thousandth (1/10,000th) of a share of Series A Junior Participating Preferred Stock, at an exercise price of $30. The Rights are generally not exercisable until 10 business days after an announcement by the Company that a person or group of affiliated persons (an "Acquiring Person") has acquired beneficial ownership of 15% or more of the Company's then outstanding shares of common stock (a "Flip-in Date").

  In the event the Rights become exercisable as a result of the acquisition of shares, each Right will enable the owner, other than the Acquiring Person, to purchase at the Right's then current exercise price a number of shares of common stock with a market value equal to twice the exercise price. In addition, unless the Acquiring Person owns more than 50% of the outstanding shares of common stock, the Board of Directors may elect to exchange all outstanding Rights (other than those owned by such Acquiring Person) at an exchange ratio of one share of common stock per Right. All Rights that are owned by any person on or after the date such person becomes an Acquiring Person will be null and void.

  The Rights have been distributed to protect the Company's stockholders from coercive or abusive takeover tactics and to give the Board of Directors more negotiating leverage in dealing with prospective acquirors.

11.  Retirement Plan

  The Company maintains a defined contribution retirement plan (the "Plan") covering employees of the Company. Historically, at the Board of Directors' discretion, the Company has matched 50% of the participant's contribution with common stock. The Company's matching contribution vests over 3 years. Total expense for the Plan for the years ended December 31, 1999, 1998 and 1997 was approximately $69,000, $110,000 and $176,000, respectively, of which $1,000, $44,000 and $120,000 related to discontinued operations for the years ended December 31, 1999, 1998 and 1997, respectively. During the first quarter of 2000, the Company terminated the Plan.

12.  Income Taxes

  For income tax purposes, CytRx and its subsidiaries have an aggregate of approximately $53.1 million of net operating losses available to offset against future taxable income, subject to certain limitations. Such losses expire in 2000 through 2019. CytRx also has an aggregate of approximately $6.3 million of research and development and orphan drug credits available for offset against future income taxes which expire in 2000 through 2014.

  Deferred income taxes reflect the net effect of temporary differences between the financial reporting carrying amounts of assets and liabilities and income tax carrying amounts of assets and liabilities. The components of the Company's deferred tax assets and liabilities are as follows:

                                                                                                      December 31,
                                                                                              ----------------------------
                                                                                                  1999           1998
                                                                                              -------------  -------------
                   Deferred tax assets:
                     Net operating loss carryforward                                          $ 20,163,000   $ 18,677,000
                     Tax credit carryforward                                                     6,278,000      1,245,000
                     Other                                                                         108,000      1,218,000
                                                                                              ------------   ------------
                   Total deferred tax assets                                                    26,549,000     21,140,000
                   Deferred tax liabilities:
                     Acquired developed technology and other intangibles                                 -       (228,000)
                     Depreciation and other                                                       (185,000)      (143,000)
                                                                                              ------------   ------------
                   Total deferred tax liabilities                                                 (185,000)      (371,000)
                                                                                              ------------   ------------
                   Net deferred tax assets                                                      26,364,000     20,769,000
                   Valuation allowance                                                         (26,364,000)   (20,769,000)
                                                                                              ------------   ------------
                                                                                              $          -   $          -
                                                                                              ============   ============

  Based on assessments of all available evidence as of December 31, 1999 and 1998, management has concluded that the respective deferred income tax assets should be reduced by valuation allowances equal to the amounts of the deferred income tax assets.

13.  Discontinued Operations

Vaxcel, Inc.
------------

  On June 2, 1999, CytRx entered into a Stock Acquisition Agreement with A-Z Professional Consultants, Inc. ("A-Z") for the sale of CytRx's equity interest in Vaxcel. The sale was consummated on September 9, 1999. Pursuant to the agreement, A-Z purchased 9,625,000 shares of common stock of Vaxcel from CytRx for a cash purchase price of $319,000. After consummation of this transaction, CytRx has no further equity interest in Vaxcel.

  Net losses (net of minority interest) associated with Vaxcel included in income (loss) from discontinued operations were approximately $(40,000), $(4,319,000) and $(2,357,000) for the years ended December 31, 1999, 1998 and
1997, respectively. A summary of the assets and liabilities of Vaxcel which are included in the consolidated balance sheets at December 31, 1998 is as follows (in thousands):

                                                                        1998
                                                                     -----------
                   Current assets                                          $ 314
                   Property and equipment, net                                 7
                   Other assets                                              655
                                                                           -----
                   Total assets                                            $ 976
                                                                           =====

                   Total liabilities                                       $ 618
                                                                           =====

  Termination of Optivax(R) License by CytRx -- In July 1999, CytRx terminated its license of Optivax(R) to Vaxcel due to Vaxcel's cessation of operations within the meaning of the license agreement. Concurrently with the termination of the Optivax(R) license, all of Vaxcel's rights and obligations pursuant to its license of the Optivax(R) technology to Corixa Corporation were assigned to CytRx.

  Impairment Loss - In its efforts to raise additional capital during 1998 and 1999, Vaxcel solicited bids for the sublicense or purchase of Vaxcel's acquired developed technology, either together with or separately from Vaxcel's other technologies. During the fourth quarter of 1998, the results of these efforts indicated to management that the acquired developed technology might be impaired. As a result of this indication, Vaxcel performed an evaluation to determine, in accordance with Statement 121, whether future cash flows (undiscounted and without interest charges) expected to result from the use and eventual disposition of the acquired developed technology would be less than its aggregate carrying amount and an allocation of goodwill resulting from the Zynaxis merger. Statement 121 requires that when a group of assets being tested for impairment was acquired as part of a business combination accounted for using the purchase method of accounting, any goodwill that arose as part of the transaction must be included as part of the asset grouping. As a result of the evaluation, management determined that the estimated future cash flows expected to be generated by the acquired developed technology would be less than its carrying amount and allocated goodwill, and therefore the asset was impaired as defined by Statement 121. Consequently, the original cost basis of the acquired developed technology and allocated goodwill were reduced to reflect the fair market value at the date the evaluation was made, resulting in a $3,213,000 impairment loss included in discontinued operations for the year ended December 31, 1998. In determining the fair market value of the asset, management considered the transaction described below, among other factors.

  Sale of Technology by Vaxcel -- In January 1999, Vaxcel entered into an agreement with Innovax Corporation ("Innovax") giving Innovax the option to purchase the rights to Vaxcel's PLG microencapsulation technology for an aggregate purchase price of $600,000. Innovax paid a nonrefundable option fee of $200,000, with an additional $400,000 due upon the exercise of the option. Innovax also paid a total of $20,000 for extensions of the option period. On April 1, 1999 Innovax exercised its option and the rights to such technology were assigned by Vaxcel to Innovax. The Company recorded this transaction in the second quarter of 1999 as a sale of its Acquired Developed Technology, valued at $600,000, and therefore did not record a gain or loss on the transaction.

Proceutics, Inc.
----------------

  In February 1998, CytRx's wholly-owned subsidiary, Proceutics consummated a sale of substantially all of its non-real estate assets to Oread Laboratories, Inc. ("Oread") for approximately $2.1 million. Proceutics retained its real estate assets consisting of a laboratory building which it leased to Oread. The laboratory building was subsequently sold in May 1998 (see Note 14). Prior to consummation of this transaction, Proceutics provided preclinical development services to the pharmaceutical industry.

  Net income (loss) associated with Proceutics included in income (loss) from discontinued operations was approximately $1,387,000 and $(138,000) for the years ended December 31, 1998 and 1997, respectively (see Note 15).

A $782,000 gain related to the sale of non-real estate assets is included in income from discontinued operations for 1998, as well as a $434,000 gain on the sale of Proceutics' real estate assets (see Note 14).

CytRx Animal Health, Inc.
-------------------------

  In April 1998, CytRx's wholly-owned subsidiary, CytRx Animal Health, consummated the sale of substantially all of its assets related to its cattle marketing operations to VetLife, LLC ("VL LLC") (an unaffiliated company) for a total purchase price of $7,500,000, subject to certain working capital adjustments, plus contingent payments based on certain events and future sales of specified products of VL LLC and its affiliates. CytRx Animal Health retained $5.3 million in investments that were pledged to secure a letter-of-credit, as well as the rights to certain technologies licensed from CytRx. Prior to consummation of this transaction, CytRx Animal Health was engaged in marketing and distributing products to enhance North American beef cattle productivity.

  Net income associated with CytRx Animal Health included in income (loss) from discontinued operations was approximately $5,645,000 and $868,000 for the years ended December 31, 1998 and 1997, respectively (see Note 15). A gain related to the sale of $6,230,000 is included in income from discontinued operations for 1998.

Titermax
--------

  Since 1987 CytRx has manufactured, marketed and distributed Titermax, an adjuvant used to produce immune responses in research animals. Effective June 15, 2000, the Company entered into a Purchase Agreement with Titermax USA, Inc. (an unaffiliated company) whereby Titermax USA purchased the worldwide rights to market and distribute Titermax, including all accounts receivable, inventory and other assets used in the Titermax business. The gross purchase price was $750,000, consisting of $100,000 in cash and a $650,000 five-year secured promissory note bearing interest of 10% annually.

  Net income associated with the Titermax activities included in income (loss) from discontinued operations was approximately $280,000, $231,000 and $193,000 for the years ended December 31, 1999, 1998 and 1997, respectively (see Note
15). A gain related to the sale of approximately $685,000 will be recorded in the second quarter of 2000 and classified as discontinued operations.

14.  Sale of Real Estate

  In May 1998, CytRx and Proceutics consummated the sale of the two buildings owned by them at 150 and 154 Technology Parkway, Norcross, Georgia, to Alexandria Real Estate Equities, Inc. ("Alexandria") for $4.5 million. Proceutics' rights and obligations under the lease to Oread (See Note 13) were assigned to Alexandria, and CytRx leases the building at 154 Technology Parkway from Alexandria. The lease term extends 10 years and contains escalating rent payments over the term. CytRx will also be responsible for all operating expenses for the property. Proceutics recorded a gain of $434,000 for the sale of its building. A gain of $279,000 on the sale/leaseback of the CytRx building was deferred and will be amortized over the ten year lease period.

15.  Segment Reporting

  The Company has six reportable segments: Research Products (TiterMax), Recruiting Services (Spectrum), Product Development (core business of development and commercialization of pharmaceutical-related products), Cattle Marketing Operations (CytRx Animal Health), Vaccine Development (Vaxcel) and Pharmaceutical Services (Proceutics). See Notes 1 and 13 for a description of these operations.

  The Company adopted FASB Statement No. 131, Disclosures About Segments of an Enterprise and Related Information, in 1998 which changes the way the Company reports information about its operating segments. The accounting policies of the reportable segments are the same as those described in the summary of significant accounting policies (see Note 2). The Company evaluates performance of its operating segments based primarily on profit or loss from operations before income taxes. Summarized financial information concerning the Company's reportable segments is shown in the following table.

                                     Continuing Operations                               Discontinued Operations
                               ----------------------------------  -----------------------------------------------------------------
                                                         Total                 Cattle                                      Total
                              Recruiting    Product    Continuing  Research   Marketing   Pharmaceutical    Vaccine     Discontinued
(in thousands)                 Services   Development  Operations  Products   Operations     Services     Development    Operations
----------------------------- ----------  ----------- -----------  --------   ----------  --------------  ------------  ------------
1999:
-----
Sales to external customers         $323   $      -    $      323      $500   $        -   $           -   $        -    $      500
Intersegment sales                     -          -             -         -            -               -            -             -
Collaborative, grant & other
 revenue                               -        606           606         -            -               -          134           134
Interest income                        -        463           463         -            -               -            7             7
Interest expense                       -          -             -         -            -               -            4             4
Depreciation and amortization          -         62            62         -            -               -            6             6
Segment profit (loss)                 75    (15,344)      (15,269)      280            -               -          (40)          240
Total assets                           -      6,128         6,128         -            -               -            -             -
Capital expenditures                   -      2,515         2,515         -            -               -            -             -

                                    Continuing Operations                               Discontinued Operations
                             ---------------------------------   -------------------------------------------------------------------
                                                      Total                   Cattle                                       Total
                           Recruiting    Product    Continuing   Research    Marketing   Pharmaceutical    Vaccine     Discontinued
(in thousands)              Services   Development  Operations   Products    Operations     Services     Development    Operations
--------------------------- -------    ----------- -----------  -----------  ----------  --------------  -----------   ------------
1998:
----
Sales to external customers    $351   $      -      $   351        481         $ 4,383          $  419   $         -        $ 5,283
Intersegment sales                -          -            -          -               -             131             -            131
Collaborative, grant & other
 revenue                          -        756          756          -               -               -           167            167
Interest income                   -      1,007        1,007          -               -              22            13             35
Interest expense                  -         46           46          -               -               3             7             10
Depreciation and amortization     -        120          120          -               8              78           294            380
Unusual Items:
Gain on sale of business          -          -            -          -           6,230             782             -          7,012
Gain on sale of real estate       -          -            -          -               -             434             -            434
Provision for asset impairment    -          -            -          -               -               -         3,213          3,213
Loss on early debt
extinguishment                    -        325          325          -               -               -             -              -
Segment profit (loss)           114     (8,176)      (8,062)       231           5,645           1,387        (4,319)         2,944
Total assets                      -     15,666       15,666          -               -               -           976            976
Capital expenditures              -        112          112          -               -              12             4             16

1997:
----------------------------                             --
Sales to external customers     422          -          422        456          13,469           1,984             -         15,909
Intersegment sales                -          -            -          -               -             853             -            853
Collaborative, grant & other
 revenue                          -        630          630          -               -               -           243            243
Interest income                   -        752          752          -               -               2            46             48
Interest expense                  -        293          293          -               -              36             1             37
Depreciation and amortization     -        171          171          -              16             365           201            582
Segment profit (loss)            77     (4,696)      (4,619)       193             868            (138)       (2,357)        (1,434)
Total assets                      -     11,477       11,477          -           3,795           4,176         5,458         13,429
Capital expenditures              -         98           98          -              11             165             -            176

16.    Subsequent Event (Unaudited)

  Effective March 24, 2000, the Company entered into a Stock Purchase Agreement with certain investors (the "Investors") whereby the Investors agreed to purchase 800,000 shares of the Company's Common Stock for an aggregate purchase price of $1.8 million and the issuance of warrants to purchase an additional 330,891 shares at $2.25 per share, expiring March 31, 2003. The Investors were granted registration rights for the shares issued to them and the shares underlying the warrants. In addition, the Investors will, upon effective registration of the shares, purchase an additional 286,000 shares at $2.25 per share and simultaneously receive an additional three-year warrant to purchase 143,000 shares at $2.25 per share. In lieu of these additional shares and warrants, the Investors have the option to purchase 429,000 shares at a price equal to 75% of a trailing average market price of the Company's Common Stock, as defined in the Stock Purchase Agreement.

                        REPORT OF INDEPENDENT AUDITORS

The Board of Directors and Stockholders
CytRx Corporation

    We have audited the accompanying consolidated balance sheets of CytRx Corporation as of December 31, 1999 and 1998, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the three years in the period ended December 31, 1999. Our audits also included the financial statement schedule listed in the Index at Item 14(a). These financial statements and schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and schedule based on our audits.

    We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of CytRx Corporation at December 31, 1999 and 1998 and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1999, in conformity with accounting principles generally accepted in the United States. Also, in our opinion, the related financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.


                                         /s/ ERNST & YOUNG LLP


Atlanta, Georgia
March 15, 2000, except for Note 13,
paragraphs 10 and 11, as to
which the date is
June 15, 2000

                               CYTRX CORPORATION

                SCHEDULE II - VALUATION AND QUALIFYING ACCOUNTS

             FOR THE YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997


                                                                     Additions
                                                             -------------------------
                                            Balance at       Charged to     Charged to                   Balance at
                                            Beginning        Costs and        Other                         End
              Description                   of Period         Expenses       Accounts      Deductions    of Period
-------------------------------------       ----------       ----------     ----------     ----------    ----------
Reserve Deducted in the Balance Sheet
from the Asset to Which it Applies:

  Allowance for Bad Debts
   Year ended December 31, 1999            $        --       $       --     $       --     $       --    $        --
   Year ended December 31, 1998                 22,187               --             --         22,187             --
   Year ended December 31, 1997                 48,430           44,850             --         71,093         22,187

  Allowance for Deferred Tax Assets
   Year ended December 31, 1999            $20,769,000       $5,595,000     $       --     $       --    $26,364,000
   Year ended December 31, 1998             17,684,000        3,085,000             --             --     20,769,000
   Year ended December 31, 1997             15,200,000        2,484,000             --             --     17,684,000

                               CYTRX CORPORATION
                     CONDENSED CONSOLIDATED BALANCE SHEETS

                                                                                     March 31,          December 31,
                                                                                       2000                 1999
                                                                                  ---------------       -------------
ASSETS                                                                              (Unaudited)
Current assets:
     Cash and cash equivalents                                                    $     3,219,486       $   3,031,893
     Accounts receivable                                                                  390,951             174,292
     Inventories                                                                            5,142               6,480
     Other current assets                                                                 130,813             202,610
                                                                                  ---------------       -------------
         Total current assets                                                           3,746,392           3,415,275

Property and equipment, net                                                             2,616,358           2,641,810

Other assets                                                                               60,978              70,978
                                                                                  ---------------       -------------

         Total assets                                                             $     6,423,728       $   6,128,063
                                                                                  ===============       =============

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
     Accounts payable                                                             $       629,850       $     629,738
     Accrued liabilities                                                                1,392,993           2,121,999
                                                                                  ---------------       -------------
         Total current liabilities                                                      2,022,843           2,751,737

Long-term debt                                                                                  -             650,000
Other long-term liabilities                                                                     -           1,693,638
Commitments

Stockholders' equity:
     Preferred Stock, $.01 par value, 1,000 shares authorized,
         including 1,000 shares of Series A Junior Participating Preferred
         Stock; no shares issued and outstanding                                                -                   -
     Common stock, $.001 par value, 18,750,000 shares authorized;
         10,213,866 and 8,373,853 shares issued at March 31, 2000
         and December 31, 1999, respectively                                               10,214               8,374
     Additional paid-in capital                                                        72,072,318          67,805,871
     Treasury stock, at cost (633,816 shares held at March 31, 2000
         and December 31, 1999)                                                        (2,279,238)         (2,279,238)
     Accumulated deficit                                                              (65,402,409)        (64,502,319)
                                                                                  ---------------       -------------
         Total stockholders' equity                                                     4,400,885           1,032,688
                                                                                  ---------------       -------------

         Total liabilities and stockholders' equity                               $     6,423,728       $   6,128,063
                                                                                  ===============       =============

                            See accompanying notes.

                               CYTRX CORPORATION
                CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                  (Unaudited)



                                                                                   Three Month Period Ended March 31,
                                                                                  ------------------------------------
                                                                                      2000                    1999
                                                                                   (Restated)              (Restated)
                                                                                  ------------            ------------
Revenues:
     Net sales                                                                    $    100,128            $     65,730
     Interest income                                                                    30,889                 176,109
     Grant income                                                                       73,211                  27,461
     Other                                                                             146,314                  49,769
                                                                                  ------------            ------------
                                                                                       350,542                 319,069

Expenses:
     Cost of sales                                                                      52,420                  68,540
     Research and development                                                          674,574               2,358,061
     Selling, general and administrative                                               563,452               1,160,176
                                                                                  ------------            ------------
                                                                                     1,290,446               3,586,777
                                                                                  ------------            ------------

Loss from continuing operations                                                       (939,904)             (3,267,708)

Income (Loss)  from discontinued operations                                             39,814                 (12,116)
Minority interest in discontinued operations                                                 -                  (3,897)
                                                                                  ------------            ------------
Net loss                                                                          $   (900,090)           $ (3,275,927)
                                                                                  ============            ============

Basic and diluted loss per common share:
     Continuing operations                                                        $       (.12)           $       (.43)
     Discontinued operations                                                               .01                       -
                                                                                  ------------            ------------
     Net loss                                                                     $      (0.11)                  (0.43)
                                                                                  ============            ============

Basic and diluted weighted average shares outstanding                                8,070,164               7,623,394

                            See accompanying notes.

                               CYTRX CORPORATION
                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                  (Unaudited)

                                                                                  Three Month Period Ended March 31,
                                                                               ---------------------------------------
                                                                                    2000                     1999
                                                                               --------------           --------------
Cash flows from operating activities:
    Net loss                                                                   $     (900,090)          $   (3,275,927)
    Adjustments to reconcile net loss to net cash
      used by operating activities:
         Depreciation and amortization                                                 40,500                   29,760
         Stock option expense                                                         156,075                  726,621
         Minority interest in net loss of subsidiary                                        -                   (3,897)
         Net change in assets and liabilities                                      (2,556,056)                (214,498)
                                                                               --------------           --------------
              Total adjustments                                                    (2,359,481)                 537,986
                                                                               --------------           --------------
         Net cash used by operating activities                                     (3,259,571)              (2,737,941)

Cash flows from investing activities:
    Decrease in short-term investments                                                      -                6,417,066
    Capital expenditures, net                                                         (15,048)                (182,761)
                                                                               --------------           --------------
         Net cash (used) provided by investing activities                             (15,048)               6,234,305

Cash flows from financing activities:
    Net proceeds from issuance of common stock                                      4,112,212                   18,659
    Retirement of debt                                                               (650,000)                       -
    Purchase of treasury stock                                                              -                   (9,000)
                                                                               --------------           --------------
         Net cash provided by financing activities                                  3,462,212                    9,659
                                                                               --------------           --------------

Net increase in cash and cash equivalents                                             187,593                3,506,023

Cash and cash equivalents at beginning of period                                    3,031,893                8,855,375
                                                                               --------------           --------------

Cash and cash equivalents at end of period                                     $    3,219,486           $   12,361,398
                                                                               ==============           ==============

                            See accompanying notes.

                               CYTRX CORPORATION
                               -----------------

             NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
             ----------------------------------------------------

                                March 31, 2000
                                --------------
                                  (Unaudited)
                                  -----------


1.   Description of Company and Basis of Presentation

     CytRx Corporation ("CytRx" or "the Company") is a biopharmaceutical company engaged in the development and commercialization of high-value human therapeutics. The Company's current research and development focus is on vascular-occlusive disorders. CytRx also has a research pipeline with opportunities in the areas of acute respiratory disorders, infectious disease, gene and drug delivery, vaccines, and animal feed additives.

     The accompanying condensed consolidated financial statements at March 31, 2000 and for the three month periods ended March 31, 2000 and 1999 include the accounts of CytRx together with those of its subsidiaries and are unaudited, but include all adjustments, consisting of normal recurring entries, which the Company's management believes to be necessary for a fair presentation of the periods presented. Interim results are not necessarily indicative of results for a full year. The financial statements should be read in conjunction with the Company's audited financial statements in its Form 10-K for the year ended December 31, 1999.

2. Exchange of Common Stock for Cancellation of Accounts Payable, Accrued Expenses and Debt

     During the first quarter of 2000, the Company reached agreements with certain of its trade creditors whereby an aggregate of $1,894,000 of trade payables was cancelled in exchange for issuance of approximately 758,000 shares of CytRx Common Stock. Of this amount, $1,694,000 existed at December 31, 1999, and was accordingly classified as long-term liabilities on the Balance Sheet at that date. The Company also cancelled $650,000 of long-term debt in exchange for a cash payment of $200,000 and the issuance of 180,000 shares of CytRx Common Stock.

3.   Private Placement of Common Stock

     In March 2000, the Company entered into a Stock Purchase Agreement with certain investors (the "Investors") whereby the Investors agreed to purchase 800,000 shares of the Company's Common Stock for an aggregate purchase price of $1.8 million and the issuance of warrants to purchase an additional 330,891 shares at $2.25 per share, expiring March 31, 2003. The Investors were granted registration rights for the shares issued to them and the shares underlying the warrants. In addition, the Investors will, upon effective registration of the shares, purchase an additional 286,000 shares at $2.25 per share and simultaneously receive an additional three-year warrant to purchase 143,000 shares at $2.25 per share. In lieu of these additional shares and warrants, the Investors have the option to purchase 429,000 shares at a price equal to 75% of a trailing average market price of the Company's Common Stock, as defined in the Stock Purchase Agreement.

4.   Equity Line of Credit

     In April 2000, the Company entered into a Private Equity Line of Credit Agreement (the "ELC Agreement") with Majorlink Holdings Limited ("Majorlink"), pursuant to which the Company has the right to put shares of Common Stock to Majorlink from time to time during the "commitment period" to raise up to $5,000,000, subject to certain conditions and restrictions. The "commitment period" begins on the effective date of a registration statement filed by the Company to register the resale by Majorlink of the shares of Common Stock that Majorlink purchases under the ELC Agreement and ends on the earliest of (1) the date thirty months from such date, (2) the date on which Majorlink shall have purchased $5,000,000 of Common Stock under the ELC Agreement and (3) the date either party terminates the ELC Agreement in accordance with its terms.

     Each time the Company desires to raise a specific amount of cash under the ELC Agreement, the Company shall issue to Majorlink a number of shares of Common Stock determined by (1) dividing the amount of cash desired to be raised by the Company by (2) 90% of a trailing market average price of the Company's Common Stock, as defined in the ELC Agreement.

     In connection with the ELC Agreement, the Company issued Majorlink a warrant to purchase up to 200,000 shares of Common Stock at a per share exercise price of $3.438. The warrant is exercisable for a period of three years.

5.   Segment Reporting

                                                        Continuing Operations
                                      -----------------------------------------------------------
                                                                          Total
                                      Recruiting        Product         Continuing     Discontinued
(in thousands)                         Services       Development       Operations      Operations
---------------------------------------------------------------------------------------------------
Three Months Ended March 31, 2000:
Sales to external customers           $     100       $         -       $     100      $       64
Intersegment sales                            -                 -               -               -
Segment profit (loss)                        43              (983)           (940)             40
Total assets                                  -             6,424           6,424               -
Three Months Ended March 31, 1999:
Sales to external customers                  66                 -              66             136
Intersegment sales                            -                 -               -               -
Segment profit (loss)                        (1)           (3,266)         (3,267)             (9)
Total assets                                  -            13,164          13,164             805

6.  Sale of Titermax

     Since 1987 CytRx has manufactured, marketed and distributed Titermax, an adjuvant used to produce immune responses in research animals. Effective June 15, 2000, the Company entered into a Purchase Agreement with Titermax USA, Inc. (an unaffiliated company) whereby Titermax USA purchased the worldwide rights to market and distribute Titermax, including all accounts receivable, inventory and other assets used in the Titermax business. The gross purchase price was $750,000, consisting of $100,000 in cash and a $650,000 five-year secured promissory note bearing interest of 10% annually.

     Net income associated with the Titermax activities included in income
(loss) from discontinued operations was approximately $40,000 and $83,000 for the three months ended March 31, 2000 and 1999, respectively (see Note 5). A gain related to the sale of approximately $685,000 will be recorded in the second quarter of 2000 and classified as discontinued operations.

                                    PART II


                  INFORMATION NOT REQUIRED IN THE PROSPECTUS


ITEM 13.  Other Expenses of Issuance and Distribution  .

     The following table provides the costs and expenses, other than the underwriting discount, payable by the registrant in connection with the securities being registered. All amounts except the Securities and Exchange Commission registration fee and the NASD filing fee are estimated. No portions of these fees will be borne by the selling shareholders


Securities and Exchange Commission Registration Fee............. $   1,594
Nasdaq National Market Listing Fee.............................. $       *
Accountants' Fees and Expenses.................................. $       *
Legal Fees and Expenses......................................... $       *

  Total......................................................... $       *

---------------------------
*To be supplied by amendment


ITEM 14.  Indemnification of Directors and Officers.

     The Certificate of Incorporation of the Registrant was amended in 1986 so as to eliminate personal liability of the members of the Board of Directors to the fullest extent permitted by law. Specifically, Article Eleven of the Certificate of Incorporation provides as follows:

          A director of the Corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit. If the Delaware General Corporation Law is amended after approval by the stockholders of this Article to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law as so amended.

          Any repeal or modification of the foregoing paragraph by the stockholders of the corporation shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.

     In addition, the Certificate of Incorporation and By-Laws of the Registrant provide for indemnification of all officers and directors of the Registrant to the fullest extent permitted by law. In particular, Article Nine of the Certificate of Incorporation provides as follows:

     The Corporation shall, to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-Law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

        Article Five of the Corporation's By-Laws provides as follows:

     1. MANDATORY INDEMNIFICATION. The corporation shall indemnify, to the fullest extent permissible under Delaware law, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action or suit by or in the right of the corporation to procure a judgment in its favor, by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

     2. MANDATORY ADVANCEMENT OF EXPENSES. Expenses reasonably and actually incurred by a director, officer, employee, or agent in the course of defending any suit under paragraph 1 of this Article V shall be paid by the corporation in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director, officer, employee, or agent to repay such amounts if it is ultimately determined that he is not entitled to be indemnified by the corporation. The corporation shall pay these expenses as they are incurred by the person who may be entitled to indemnification.

     3. CONTINUATION OF RIGHT TO INDEMNIFICATION. The indemnification and advancement of expenses expressly provided by this bylaw shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his heirs, executors and administrators.

     4. INTENT OF BYLAW. The intent of this Article V is to provide the broadest possible rights to indemnification to the directors, officers, employees, and agents of the corporation permissible under the law of Delaware and not to affect any other right to indemnification that may exist.

     Section 145 of the Delaware General Corporation Law provides as follows:

     (a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. The termination of any action suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person's conduct was unlawful.

     (b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     (c) To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys, fees) actually and reasonably incurred by him in connection therewith.

     (d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (3) by the stockholders.

     (e) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

     (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or other-wise, both as to action in his official capacity and as to action in another capacity while holding such office.

     (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a I director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this section.

     (h) For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

     (i) For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

     (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     (k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation's obligation to advance expenses (including attorneys' fees).

     Section 102(b)(7) of the Delaware General Corporation Law enables a corporation in its certificate of incorporation to eliminate or limit personal liability of members of this board of directors or governing body for violations of a director's fiduciary duty of care. However, directors remain liable for breaches of duties of loyalty, failing to act in good faith, engaging in intentional misconduct, knowingly violating a law, paying a dividend or approving a stock repurchase which was illegal under Delaware General Corporation Law Section 174 or obtaining an improper personal benefit. In addition, equitable remedies for breach of fiduciary duty, such as injunction or recession, are available.

     The Company holds an insurance policy covering directors and officers under which the insurer agrees to pay, with some exclusions, for any claim made against the directors and officers of the registrant for a wrongful act that they may become legally obligated to pay or for which the registrant is required to indemnify the directors or officers.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act") may be permitted for directors, officers and controlling persons of the Company under the above provisions, or otherwise, the Securities and Exchange Commission has advised us that, in its opinion, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 15. Recent Sales of Unregistered Securities

On October 14, 1999, we issued 100,000 shares of our Common Stock to Small Business Investment Corporation of America in exchange for consulting services. This issuance was made in reliance upon Rule 506 of Regulation D, promulgated under the Securities Act and Section 4(2) of the Securities Act, as transactions with an accredited investor by an issuer not involving a public offering.

In February and March 2000, we issued 937,592 shares of our Common Stock to a total of 11 of our vendors in exchange for the forgiveness of an aggregate total of $2,343,978 of trade payables and long-term debt. These transactions were made in reliance upon Rule 506 of Regulation D, promulgated under the Securities Act and Section 4(2) of the Securities Act, as transactions with accredited investors by an issuer not involving a public offering.

On March 31, 2000, we issued and sold 800,000 shares of our Common Stock to a total of three investors for an aggregate purchase price of $1,800,000. These transactions were made in reliance upon Rule 506 of Regulation D, promulgated under the Securities Act and Section 4(2) of the Securities Act, as transactions with accredited investors by an issuer not involving a public offering.

ITEM 16. Exhibits and Financial Statement Schedules.


 Exhibit Number     Description
 --------------     -----------
    2.1             Private Equity Line of Credit Agreement dated April 26, 2000, between Registrant and Majorlink Holdings Limited
    2.2+            Registration Rights Agreement dated April 26, 2000, between Registrant and
                    Majorlink Holdings Limited
    2.3+            Escrow Agreement dated as of April 26, 2000, among Registrant, Majorlink Holdings
                    Limited and Epstein Becker & Green, P.C.
    2.4+            Stock Purchase Warrant dated April 26, 2000, issued to Majorlink Holdings Limited
    3.1             Restated Certificate of Incorporation (Incorporated by reference to Exhibit 3.1 to the Registrant's registration  statement on Form S-3 filed November 5, 1997,
                    Registration No. 333-39607)
    3.2             Restated Bylaws of the Registrant, as amended (Incorporated herein by  reference to Exhibit 4.2 to the Registrant's registration statement  or Form S-8 filed July
                    21, 1997, Registration No. 333-31717)
    4.1             Registration Rights Agreement dated April 26, 2000, between Registrant and
                    Majorlink Holdings Limited (filed as part of Exhibit 2.2)
    4.2             Restated Certificate of Incorporation (filed as part of Exhibit 3.1)
    4.3             Shareholder Protection Rights Agreement dated April 16, 1997 between  CytRx
                    Corporation and American Stock Transfer & Trust Company as  Rights Agent
                    (Incorporated herein by reference to Exhibit 4.1 to the  Registrant's quarterly report on Form 10-Q for the quarter ended March 31, 1997, File Number 000-15327)
    5*              Opinion of Alston & Bird LLP
   10.1             Agreement with Emory University, as amended (Incorporated herein by reference to the Registrant's registration statement on Form S-1 filed on November 5, 1986,
                    File Number 33-8390)
   10.2             Agreement with BASF Corporation, as amended (Incorporated herein by reference to the Registrant's registration statement on Form S-1 filed on November 5, 1986,
                    File Number 33-8390)
   10.3             Amended and Restated Employment Agreement between CytRx Corporation and Jack J. Luchese (Incorporated herein by reference to the Registrant's annual report on Form 10-K filed on March 30, 2000, File Number 000-15327)
   10.4             Amended and Restated Change of Control Employment Agreement between CytRx
                    Corporation and Jack J. Luchese (Incorporated herein by reference to the
                    Registrant's annual report on Form 10-K filed on March 30, 2000, File Number
                    000-15327)
   10.7             1986 Stock Option Plan, as amended and restated (Incorporated herein by reference to the Registrant's annual report on Form 10-K filed on March 27, 1996, File
                    Number 000-15327)
   10.8             1994 Stock Option Plan, as amended and restated (Incorporated herein by reference to the Registrant's quarterly report on Form 10-Q filed on November 13, 1997, File
                    Number 000-15327)
   10.9             1995 Stock Option Plan (Incorporated herein by reference to the Registrant's registration statement on Form S-8 filed on June 25, 1995, File Number 33-93818)
   10.10            1998 Long-Term Incentive Plan (Incorporated herein by reference to the
                    Registrant's annual report on Form 10-K filed on March 30, 1998, File Number
                    000-15327)
   10.11            Purchase and Sale Agreement dated February 23, 1998 by and between CytRx
                    Corporation and Alexandria Real Estate Equities, Inc. (Incorporated herein by reference to the Registrant's annual report on Form 10-K filed on March 30, 1998,
                    File Number 000-15327)

    10.12           Common Stock Purchase Agreement dated March 24, 2000 by and between CytRx
                    Corporation and the Investors Signatory Thereto (Incorporated herein by reference to the Registrant's annual report on Form 10-K filed on March 30, 2000, File
                    Number 000-15327)

    23.1            Consent of Ernst & Young LLP

    27.1+           Financial Data Schedule (for SEC use only)
                    -- 1999 Restatement

    27.2+           Financial Data Schedule (for SEC use only)
                    -- 1998 Restatement

    27.3+           Financial Data Schedule (for SEC use only)
                    -- 1997 Restatement

    27.4+           Financial Data Schedule (for SEC use only)
                    -- March 31, 2000 Restatement

    27.5+           Financial Data Schedule (for SEC use only)
                    -- March 31, 1999 Restatement

----------------------------------

+ Previously filed
* To be filed by amendment

ITEM 17.  UNDERTAKINGS.

  (a) The undersigned registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the Effective Registration Statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities being offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                  SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Atlanta, state of Georgia, on August 3, 2000.

                               CYTRX CORPORATION

                               By: /s/ Jack J. Luchese
                                  --------------------------
                                    Jack J. Luchese
                                    President and Chief Executive
                                    Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on August 3, 2000.

     SIGNATURE                               TITLE

/s/ Jack J. Luchese                Director, President and Chief Executive
-------------------------
Jack J. Luchese                    Officer (Principal Executive Officer)

/s/ Mark W. Reynolds               Vice President, Finance (Principal Financial
-------------------------
Mark W. Reynolds                   Officer and Principal Accounting Officer)




          *                        Director
-------------------------
Raymond C. Carnahan, Jr.

          *                        Director
-------------------------
Lyle A. Hohnke

          *                        Director
-------------------------
Max Link

          *                        Director
-------------------------
Herbert H. McDade, Jr.

*By: /s/ Mark W. Reynolds
     ---------------------
     Mark W. Reynolds
     Attorney-in-fact

                                 EXHIBIT INDEX


Exhibit Number        Description
--------------        -----------
     2.1              Private Equity Line of Credit Agreement dated April 26, 2000, between Registrant and Majorlink Holdings Limited
     2.2+             Registration Rights Agreement dated April 26, 2000, between Registrant and
                      Majorlink Holdings Limited
     2.3+             Escrow Agreement dated as of April 26, 2000, among Registrant, Majorlink Holdings
                      Limited and Epstein Becker & Green, P.C.
     2.4+             Stock Purchase Warrant dated April 26, 2000, issued to Majorlink Holdings Limited
     3.1              Restated Certificate of Incorporation (Incorporated by reference to Exhibit 3.1 to the Registrant's registration statement on Form S-3 filed November 5, 1997,
                      Registration No. 333-39607)
     3.2              Restated Bylaws of the Registrant, as amended (Incorporated herein by reference to Exhibit 4.2 to the Registrant's registration statement or Form S-8 filed July
                      21, 1997, Registration No. 333-31717)
     4.1              Registration Rights Agreement dated April 26, 2000, between Registrant and
                      Majorlink Holdings Limited (filed as part of Exhibit 2.2)
     4.2              Restated Certificate of Incorporation (filed as part of Exhibit 3.1)
     4.3              Shareholder Protection Rights Agreement dated April 16, 1997 between CytRx
                      Corporation and American Stock Transfer & Trust Company as Rights Agent
                      (Incorporated herein by reference to Exhibit 4.1 to the Registrant's quarterly report on Form 10-Q for the quarter ended March 31, 1997, File Number 000-15327)
     5*               Opinion of Alston & Bird LLP
    10.1              Agreement with Emory University, as amended (Incorporated herein by reference to the Registrant's registration statement on Form S-1 filed on November 5, 1986,
                      File Number 33-8390)
    10.2              Agreement with BASF Corporation, as amended (Incorporated herein by reference to the Registrant's registration statement on Form S-1 filed on November 5, 1986,
                      File Number 33-8390)
    10.3              Amended and Restated Employment Agreement between CytRx Corporation and Jack J. Luchese (Incorporated herein by reference to the Registrant's annual report on Form 10-K filed on March 30, 2000, File Number 000-15327)
    10.4              Amended and Restated Change of Control Employment Agreement between CytRx
                      Corporation and Jack J. Luchese (Incorporated herein by reference to the
                      Registrant's annual report on Form 10-K filed on March 30, 2000, File Number
                      000-15327)
    10.7              1986 Stock Option Plan, as amended and restated (Incorporated herein by reference to the Registrant's annual report on Form 10-K filed on March 27, 1996, File
                      Number 000-15327)
    10.8              1994 Stock Option Plan, as amended and restated (Incorporated herein by reference to the Registrant's quarterly report on Form 10-Q filed on November 13, 1997, File
                      Number 000-15327)
    10.9              1995 Stock Option Plan (Incorporated herein by reference to the Registrant's registration statement on Form S-8 filed on June 25, 1995, File Number 33-93818)
    10.10             1998 Long-Term Incentive Plan (Incorporated herein by reference to the
                      Registrant's annual report on Form 10-K filed on March 30, 1998, File Number
                      000-15327)
    10.11             Purchase and Sale Agreement dated February 23, 1998 by and between CytRx
                      Corporation and Alexandria Real Estate Equities, Inc. (Incorporated herein by reference to the Registrant's annual report on Form 10-K filed on March 30, 1998,
                      File Number 000-15327)

    10.12             Common Stock Purchase Agreement dated March 24, 2000 by and between CytRx
                      Corporation and the Investors Signatory Thereto (Incorporated herein by reference to the Registrant's annual report on Form 10-K filed on March 30, 2000, File
                      Number 000-15327)

    23.1              Consent of Ernst & Young LLP

    27.1+             Financial Data Schedule (for SEC use only)
                      -- 1999 Restatement

    27.2+             Financial Data Schedule (for SEC use only)
                      -- 1998 Restatement

    27.3+             Financial Data Schedule (for SEC use only)
                      -- 1997 Restatement

    27.4+             Financial Data Schedule (for SEC use only)
                      -- March 31, 2000 Restatement

    27.5+             Financial Data Schedule (for SEC use only)
                      -- March 31, 1999 Restatement

------------

+ Previously filed
* To be filed by amendment